Exhibit 4.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 22, 2004

among

THERMADYNE INDUSTRIES, INC.,

THERMAL DYNAMICS CORPORATION,

TWECO PRODUCTS, INC.,

VICTOR EQUIPMENT COMPANY,

C & G SYSTEMS, INC.,

STOODY COMPANY,

THERMAL ARC, INC.,

PROTIP CORPORATION and

THERMADYNE INTERNATIONAL CORP.,

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Lender

and

GECC CAPITAL MARKETS GROUP, INC.,

as Lead Arranger

TABLE OF CONTENTS

1.	AMOUNT AND TERMS OF CREDIT

	1.1	Credit Facilities.
	1.2	Letters of Credit.
	1.3	Prepayments.
	1.4	Use of Proceeds.
	1.5	Interest and Applicable Margins.
	1.6	Cash Management Systems.
	1.7	Fees.
	1.8	Receipt of Payments.
	1.9	Application and Allocation of Payments.
	1.10	Loan Account and Accounting.
	1.11	Indemnity.
	1.12	Access.
	1.13	Taxes.
	1.14	Capital Adequacy; Increased Costs; Illegality.
	1.15	Single Loan
	1.16	Eligible Accounts.
	1.17	Eligible Inventory.
	1.18	Conversion to Dollars
	1.19	Judgment Currency; Contractual Currency.

2.	CONDITIONS PRECEDENT

	2.1	Conditions to the Loans.
	2.2	Further Conditions to Each Loan and to the Release of Funds from the Australian Blocked Account and the UK Collection Accounts.
	2.3	Further Conditions to Delayed Draw Term Loan

3.	REPRESENTATIONS AND WARRANTIES

	3.1	Corporate Existence; Compliance with Law; FEIN.
	3.2	Executive Offices, Collateral Locations.
	3.3	Corporate Power, Authorization, Enforceable Obligations.
	3.4	Financial Statements and Projections.
	3.5	Material Adverse Effect.
	3.6	Ownership of Property; Liens.
	3.7	Labor Matters.
	3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.
	3.9	Government Regulation.
	3.10	Margin Regulations.
	3.11	Taxes.

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	3.12	ERISA.
	3.13	No Litigation.
	3.14	Brokers.
	3.15	Intellectual Property.
	3.16	Full Disclosure.
	3.17	Environmental Matters.
	3.18	Insurance.
	3.19	Deposit and Disbursement Accounts.
	3.20	Government Contracts.
	3.21	Customer and Trade Relations.
	3.22	Bonding; Licenses.
	3.23	Solvency.
	3.24	Status of Holdings.

4.	FINANCIAL STATEMENTS AND INFORMATION

	4.1	Reports and Notices.
	4.2	Communication with Accountants.

5.	AFFIRMATIVE COVENANTS

	5.1	Maintenance of Existence and Conduct of Business.
	5.2	Payment of Charges.
	5.3	Books and Records.
	5.4	Insurance; Damage to or Destruction of Collateral.
	5.5	Compliance with Laws.
	5.6	Supplemental Disclosure.
	5.7	Intellectual Property.
	5.8	Environmental Matters.
	5.9	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.
	5.10	Inventory Reports.
	5.11	Further Assurances.
	5.12	Centre of Main Interest
	5.13	Refinancing of Second Lien Loan Obligations

6.	NEGATIVE COVENANTS

	6.1	Mergers, Subsidiaries, Etc.
	6.2	Investments; Loans and Advances.
	6.3	Indebtedness.
	6.4	Employee Loans and Affiliate Transactions.
	6.5	Capital Structure and Business.
	6.6	Guaranteed Indebtedness.
	6.7	Liens.
	6.8	Sale of Stock and Assets.
	6.9	ERISA.

	6.10	Financial Covenants.
	6.11	Hazardous Materials
	6.12	Sale-Leasebacks
	6.13	Cancellation of Indebtedness.
	6.14	Restricted Payments.
	6.15	Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year.
	6.16	No Impairment of Intercompany Transfers.
	6.17	Real Estate Purchases.
	6.18	Changes Relating to High Yield Notes
	6.19	Holdings.
	6.20	German Account

7.	TERM

	7.1	Termination.
	7.2	Survival of Obligations Upon Termination of Financing Arrangements.

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

	8.1	Events of Default.
	8.2	Remedies.
	8.3	Waivers by Credit Parties.

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

	9.1	Assignment and Participations.
	9.2	Appointment of Agent.
	9.3	Agent’s Reliance, Etc.
	9.4	GE Capital and Affiliates.
	9.5	Lender Credit Decision.
	9.6	Indemnification.
	9.7	Successor Agent.
	9.8	Setoff and Sharing of Payments.
	9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

10.	SUCCESSORS AND ASSIGNS

	10.1	Successors and Assigns.

11.	MISCELLANEOUS

	11.1	Complete Agreement; Modification of Agreement.
	11.2	Amendments and Waivers.
	11.3	Fees and Expenses.
	11.4	No Waiver.

	11.5	Remedies.
	11.6	Severability.
	11.7	Conflict of Terms.
	11.8	Confidentiality.
	11.9	GOVERNING LAW.
	11.10	Notices.
	11.11	Section Titles.
	11.12	Counterparts.
	11.13	WAIVER OF JURY TRIAL.
	11.14	Press Releases and Related Matters.
	11.15	Reinstatement.
	11.16	Advice of Counsel.
	11.17	No Strict Construction.
	11.18	Limitation on Security Interest with respect to Foreign Subsidiaries.

12.	CROSS-GUARANTY

	12.1	Cross-Guaranty.
	12.2	Waivers by Credit Parties.
	12.3	Benefit of Guaranty.
	12.4	Waiver of Subrogation, Etc.
	12.5	Election of Remedies.
	12.6	Limitation.
	12.7	Contribution with Respect to Guaranty Obligations.
	12.8	Liability Cumulative.
	12.9	Guarantee Unconditional
	12.10	Foreign Currency Obligations
	12.11	Section 956 of the IRC

13.	RESTATEMENT OF PRIOR CREDIT AGREEMENT

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections – Reporting
Annex F (Section 4.1(b)	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses
Annex J (from Annex A - Commitments definition)	-	Commitments as of Closing Date
Annex K (Article XIII)	-	Principal Balance of Loans on the Closing Date

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(c)	-	Form of Term Note
Exhibit 1.1(d)(ii)	-	Form of Swing Line Note
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 2.2	-	Form of Notice of Cash Collateral Release
Exhibit 4.1(b)	-	Form of Borrowing Base Certificate
Exhibit 9.1(a)	-	Form of Assignment Agreement
Exhibit B-1	-	Application for Standby Letter of Credit
Exhibit B-2		Master Agreement for Standby Letters of Credit
Exhibit C	-	Compliance Certificate

Disclosure Schedule 1.1	-	Agent’s Representatives
Disclosure Schedule 1.4	-	Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 3.1	-	Type of Entity; State of Organization; FEIN
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations
Disclosure Schedule 3.4(b)	-	Pro Forma
Disclosure Schedule 3.4(c)	-	Projections
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.8A	-	Corporate Structure Chart
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.14	-	Brokers
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.15	-	Intellectual Property

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Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.22	-	Bonds; Licenses
Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates
Disclosure Schedule 6.7	-	Existing Liens

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of November 22, 2004 among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (‘ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”) (International, ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, on February 23, 2004, Agent and Lenders entered into an Amended and Restated Credit Agreement (the “Prior Credit Agreement”) with the Borrowers providing for Revolving Loans of up to $50,000,000, a Term Loan in the aggregate original principal amount of $20,000,000 and Borrowers have certain Loans and Letters of Credit outstanding thereunder (collectively with the Prior Revolving Loan and Prior Term Loan, the “Prior Loans”);

WHEREAS, Borrowers, Agent and Lenders desire to further amend and restate the Prior Credit Agreement to, among other things, (i) convert the Term Loan under the Prior Credit Agreement with an outstanding principal balance of $20,000,000 into the Term Loan A hereunder in the principal amount of $9,250,000 and convert the balance into a portion of the Revolving Loan, (ii) provide for a Delayed Draw Term Loan in the aggregate principal amount of up to $2,050,000, (iii) increase the Revolving Loan Commitments from $50,000,000 to $80,000,000, (iv) increase the Letter of Credit sub-facility from $20,000,000 to $25,000,000; and (v) add each of the Australian Collateral Party, the Canadian Collateral Party and the UK Collateral Party as Credit Parties;

WHEREAS, Borrowers desire that the terms governing the Prior Loans be amended and restated in accordance herewith; and

WHEREAS, Borrowers have advised the Agent that Thermadyne Receivables, Inc., a Delaware corporation, a Guarantor and Credit Party under the Prior Credit Agreement has been dissolved;

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.  These Recitals shall be construed as part of this Agreement.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      AMOUNT AND TERMS OF CREDIT

1.1           Credit Facilities.

(a)           Revolving Credit Facility.

(i)            Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”).  The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment.  The obligations of each Revolving Lender hereunder shall be several and not joint.  Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time; provided, further, that notwithstanding anything to the contrary contained in this Agreement the Revolving Loan plus the outstanding principal amount of the Term Loans shall in no circumstance exceed $75,000,000 until such time as all obligations under the Second Lien Credit Agreement (and all related documents) have been paid in full and satisfactory evidence thereof has been provided to Agent.  Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment.  Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of Borrowers to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than (1) 12:00 noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 12:00 noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan.  Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent.  If Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

(ii)           Except as provided in Section 1.12, Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender.  Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii)  (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the obligation of Borrowers to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall

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be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii)          Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s, Swing Line Lender’s or Revolving Lenders’ right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in an Event of Default based on Borrowers’ failure to comply with Section 1.3(b) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance.  In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met.  All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date.  Except as otherwise provided in Section 1.9(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $1,000,000 at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Revolving Lenders holding more than 50% of the Revolving Loan Commitments.

(b)           Term Loan A.  On the Closing Date, Borrowers shall repay the Term Loan under and as defined in the Prior Credit Agreement so that the outstanding principal balance after giving effect to such payment is $9,250,000 and each Term Lender agrees, severally and not jointly, to continue such term loan as the term loan hereunder (the “Term Loan A”).  The Borrowers agree, jointly and severally, to repay the Term Loan A in equal quarterly installments of $330,357 on the last day of each Fiscal Quarter of each year commencing on December 31, 2004 (“Scheduled Installments A”).

The final installment shall in all events equal the entire remaining principal balance of the Term Loan A.  Notwithstanding the foregoing, the outstanding principal balance of the Term Loan A shall be due and payable in full on the Commitment Termination Date.  Amounts borrowed under this Section 1.1(b) and repaid may not be reborrowed.

(c)           Delayed Draw Term Loan.  Each Term Lender agrees, severally and not jointly, to lend to Borrowers in one draw, subject to satisfaction of the conditions set forth in Section 2.2 and Section 2.3 below, its Pro Rata Share of up to $2,050,000 (the “Delayed Draw Term Loan”); provided, however, that Agent has sole discretion to determine the principal amount of the Delayed Draw Term Loan up to a maximum amount of $2,050,000.  The Term Loan A and the Delayed Draw Term Loan will be referred to together as the “Term Loans.”  Borrower shall repay the Delayed Draw Term Loan in equal quarterly installments, based on a seven (7) year amortization (3.57% of the original principal balance per installment), on the last day of each Fiscal Quarter (“Scheduled Installments B”) commencing with the first Fiscal Quarter after the Delayed Draw Term Loan is funded and ending on the fifth anniversary of the

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Closing Date. The final installment shall in all events equal the entire remaining principal balance of the Delayed Draw Term Loan.  Notwithstanding the foregoing, the outstanding principal balance of the Delayed Draw Term Loan shall be due and payable in full on the Commitment Termination Date.  Amounts borrowed under this Section 1.1(c) and repaid may not be reborrowed.

The Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(c) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and Borrowers shall execute and deliver each Term Note to the applicable Term Lender.  Each Term Note shall represent the obligation of Borrowers to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon.

(d)           Swing Line Facility.

(i)            Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(d) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice.  The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”).  Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(d).  Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the Borrowers in accordance with Section 1.1(a).  Any such notice must be given no later than 12:00 noon (New York time) on the Business Day of the proposed Swing Line Advance.  Unless the Swing Line Lender has received at least one Business Day’s prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(d)(iii) or purchase participating interests in accordance with Section 1.1(d)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.  Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii)           Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment.  Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(d)(ii) (the “Swing Line Note”).  Each Swing Line Note

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shall represent the obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii)          The Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrowers (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the applicable Borrower’s Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(d)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

(iv)          If, prior to repaying a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(d)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(d)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan.  Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(d)(iii) and to purchase participation interests in accordance with Section 1.1(d)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default; (C) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(d (iii) or 1.1(d)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

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(e)           Reliance on Notices; Appointment of Borrower Representative.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.  Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Revolving Credit Advances, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.2           Letters of Credit.  Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

1.3           Prepayments.

(a)           Voluntary Prepayments; Reductions in Revolving Loan Commitments.  Borrowers may at any time on at least five (5) days’ prior written notice by Borrower Representative to Agent (i) voluntarily prepay all or part of the Term Loans; provided that any such prepayments shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount; provided further that no such prepayment shall be made unless there is $15,000,000 of Borrowing Availability after giving effect to any such prepayment; and/or (ii) permanently reduce (but not terminate in whole) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than $25,000,000, and (C) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i).  In addition, Borrowers may at any time on at least ten (10) days’ prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto.  Any voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the

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Fee required by Section 1.7(d), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.11(b).  Upon any such reduction or termination of the Revolving Loan Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.  Any voluntary prepayment of the Term Loans must be accompanied by payment of any LIBOR funding breakage costs in accordance with Section 1.11(b).  Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of the Term Loans made by or on behalf of any Borrower shall be applied to prepay the scheduled installments of such Borrower’s Term Loans in inverse order of maturity.  Notwithstanding the foregoing, if at the time of any partial prepayment of the Term Loan made by or on behalf of any Borrower, the outstanding balance of the Revolving Loan is $0, then such voluntary prepayment shall be applied, pro rata, to all remaining scheduled installments of such Borrower’s Term Loan.

(b)           Mandatory Prepayments.

(i)            If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.  If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.  Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

(ii)           Immediately upon receipt by any Credit Party of any cash proceeds of any asset disposition, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).  Notwithstanding the foregoing, if the Credit Parties notify Agent of their intent to reinvest such proceeds in replacement fixed assets, Credit Parties shall apply such proceeds to the Revolving Loan pending the reinvestment thereof and shall only be obligated to make prepayments in accordance with Section 1.3(c) to the extent that such proceeds are not so reinvested. The following shall not be subject to mandatory prepayment under this clause (ii): (1) proceeds of sales of Inventory in the ordinary course of business and (2) the proceeds of any asset disposition or series of asset dispositions otherwise permitted under Section 6.8 not in excess of $500,000.

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(iii)          If Holdings or any Borrower issues Stock or any debt security in a public offering or in a private placement underwritten, placed or initially purchased by an investment bank (other than the High Yield Notes), no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by Holdings) or the issuing Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses (including legal fees) paid to non-Affiliates in connection therewith; provided, that no such prepayment or commitment reduction shall be required with respect to an amount equal to such proceeds that are received (A) pursuant to any employee or stock option plan or (B) in connection with any refinancing of Indebtedness.  Any such prepayment shall be applied in accordance with Section 1.3(c).

(c)           With respect to the prepayments described in Sections 1.3(b)(ii) and (iii) and prepayments from insurance or condemnation proceeds in accordance with Section 5.4(b), (i) such prepayments shall be applied first, to reimbursable Fees and expenses of Agent; second, to interest then due and payable on the Term Loans (ratably in proportion to the interest accrued as to each Term Loan A and Delayed Draw Term Loan); third, to the Scheduled Installments of the Term Loans pro rata in inverse order of maturity until the Term Loans have been prepaid in full; fourth, to interest then due and payable on the Swing Line Loan; fifth, to the principal balance of the Swing Line Loan until the same has been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances; seventh, to the principal balance of Revolving Credit Advances until the same has been paid in full (without a permanent reduction in the Revolving Loan Commitment); eighth, to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B and ninth, to all other Obligations, including expenses of Lenders reimbursable under Section 11.3.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the net cash proceeds from the exercise of those certain Class A, Class B and Class C Warrants issued pursuant to those certain Warrant Agreements entered into between Thermadyne Holdings Corporation and Equiserve Trust Company as of May 23, 2003 may be applied at the Borrowers’ discretion, first, to interest then due and payable on the Swing Line Loan; second, to the principal balance of the Swing Line Loan until the same has been repaid in full; third, to interest then due and payable on Revolving Credit Advances; fourth, to the principal balance of Revolving Credit Advances until the same has been paid in full; fifth, to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in Annex B until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B, and then to the Term Loans in the manner set forth above.  Prepayments of the Revolving Credit Advances and Swing Line Loan as set forth above shall not result in a permanent reduction of the Revolving Loan Commitment.

(d)           No Implied Consent.  Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4           Use of Proceeds.  Borrowers shall utilize the proceeds of the Loans solely to provide (a) working capital financing for Borrowers and (b) funds for other general corporate purposes of Borrowers. Disclosure Schedule (1.4) contains a description of Borrowers’

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sources and uses of funds as of the Closing Date, including Revolving Credit Advances and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5           Interest and Applicable Margins.

(a)           Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to such portion of the Term Loans designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loans designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

As of the Closing Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.50%

Applicable Revolver LIBOR Margin	2.25%

Applicable Term Loan Index Margin	0.75%

Applicable Term Loan LIBOR Margin	2.50%

Applicable L/C Margin	2.25%

Applicable Unused Line Fee Margin	0.50%

The Applicable Margins may be adjusted by reference to the following grids:

If Fixed Charge Coverage Ratio is:	Level of Applicable Margins:
< 1.20	Level I
< 1.35, but > 1.20	Level II
> 1.35	Level III

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Applicable Margins

	Level I	Level II	Level III
Applicable Revolver Index Margin	0.50%	0.25%	0.00%
Applicable Revolver LIBOR Margin	2.25%	2.00%	1.75%
Applicable Term Loan Index Margin	0.75%	0.50%	0.25%
Applicable Term Loan LIBOR Margin	2.50%	2.25%	2.00%
Applicable L/C Margin	2.25%	2.00%	1.75%
Applicable Unused Line Fee Margin	0.50%	0.50%	0.50%

(b)           Adjustments in the Applicable Margins commencing with the Fiscal Quarter ending December 31, 2004 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment.  Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required.  If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

(c)           If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d)           All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

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(e)           So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the Letter of Credit Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (as finally determined, the “Default Rate”), and all such Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(f)            Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of the outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of such amount.  Any such election must be made by 12:00 noon (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election.  If no election is received with respect to a LIBOR Loan by 12:00 noon (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).  No Loan shall be made as or converted into a LIBOR Loan until seven (7) days after the Closing Date.

(g)           Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that

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would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6           Cash Management Systems.  On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.7           Fees.

(a)           Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letters.

(b)           As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

(c)           As additional compensation for the Term Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to earlier of the Commitment Termination Date or the date on which the Delayed Draw Term Loan is advanced, a fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the maximum principal amount of the Delayed Draw Term Loan ($2,050,000) until such time that the Delayed Draw Term Loan is made in accordance with Section 1.1(c).

(d)           If Borrowers prepay the Revolving Loan and reduce or terminate the Revolving Loan Commitment during the first two Loan Years following the Prior Credit Agreement Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if the Revolving Loan Commitment is otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder in an amount equal to the Applicable Percentage (as defined below) multiplied by the amount of the reduction of the Revolving Loan Commitment.  As used herein, the term “Applicable Percentage” shall mean (x)  two percent (2%), in the case of a prepayment and corresponding reduction or termination of the Revolving Loan Commitment during the first Loan Year following the Closing Date, (y) one percent (1%), in the case of a prepayment and corresponding reduction or termination of the Revolving Loan Commitment during the second Loan Year following the Closing Date and (z) zero for any reductions thereafter.  The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the

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difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments.  Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b), 1.9, 1.14(c) or 5.4(b); provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment.

(e)           Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.8           Receipt of Payments.  Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account.  For purposes of computing Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. (New York time).  Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.  Solely for purposes of calculating interest, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2 p.m. (New York time).

1.9           Application and Allocation of Payments.

(a)           So long as no Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Section 1.3(c).  All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other unscheduled payment, and as to all payments made following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records.  In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the order set forth in Section 1.3(c).

(b)           Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due.  At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

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1.10         Loan Account and Accounting.  Agent, acting as agent for the Lenders and, solely for purposes of Treasury Regulation Section 5f.103-1(c), each Borrower, shall maintain a loan account (the “Loan Account”) on its books to record: all Advances, all Overadvances, all Letter of Credit Obligations, all participations in the Letter of Credit Obligations, the amount of the reimbursement obligations of the Borrower for each drawing made under a Letter of Credit, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations, and each Borrower and Agent shall treat each Person whose name is entered in the Loan Account as a Lender or as an L/C Issuer, as the case may be, for all purposes hereunder.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations.  Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Revolving Loan and Swing Line Loan setting forth the balance of the Loan Account for the immediately preceding month.  Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.11         Indemnity.

(a)           Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided that (i) no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct and (ii) Indemnified Liabilities shall not include any taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, that may be instituted or asserted or incurred as the result of credit having been extended, suspended or terminated, the indemnification for which shall be governed solely and exclusively by Section 1.13.  NO

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INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b)           To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing other than any loss, costs or expenses with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, the indemnification for which shall be governed solely and exclusively by Section 1.13; provided, that notwithstanding clause (i) of this Section 1.11(b), if at any time the mandatory prepayment of any Loan would result, after giving effect to the procedures set forth in this Agreement, in Borrowers incurring costs as a result of LIBOR Loans (“Affected LIBOR Loans”) being prepaid other than on the last day of a LIBOR Period applicable thereto, which costs are required to be paid hereunder, then Borrowers may, in their sole discretion, deposit amounts that otherwise would have been paid in respect of the Affected LIBOR Loans with Agent (which amount must be equal in amount to the amount of the Affected LIBOR Loans not immediately prepaid) to be held as a security for the obligations of Borrowers to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence or occurrences thereafter of the last day of a LIBOR Period applicable to the relevant Loan that is a LIBOR Loan (or such earlier date or dates as shall be requested by Borrowers) to repay an aggregate principal amount of such Loan equal to the Affected LIBOR Loans not initially repaid pursuant to this sentence.  Such indemnification shall include any loss (excluding loss of margin but including lost opportunity costs) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained other than any loss or expense with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, the indemnification for which shall be governed solely and exclusively by Section 1.13.  For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided that each Lender may fund each of its LIBOR Loans in any

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manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.11(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.12         Access.  Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon two (2) Business Days’ prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party.  If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers.  Each Credit Party shall make available to Agent and its counsel reasonably promptly originals or copies of all books and records that Agent may reasonably request.  Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.  Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled audits.  Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

1.13         Taxes.

(a)           Except as provided in this Section 1.13, any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.13, free and clear of and without deduction for any and all present or future Taxes.  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) Agent, Lenders or L/C Issuers, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.  In addition, each Borrower agrees to pay any Other Taxes.

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(b)           Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of written demand therefor, pay Agent, each Lender and each L/C Issuer for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.13) paid by Agent or such Lender or such L/C Issuer, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided such written demand sets forth in reasonable detail the basis and calculation of such amount.

(c)

(i)            Each Lender, each L/C Issuer and each Agent that is not a United States person as defined in Section 7701(a)(30) of the IRC (each, a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are fully exempt from United States withholding tax under an applicable statute or tax treaty shall provide prior to or on the Closing Date to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”).  Any Person that is not a United States person as defined in Section 7701(a)(30) of the IRC that seeks to become a Lender, an L/C Issuer or an Agent, as applicable, under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender, an L/C Issuer or an Agent, as applicable, hereunder.  No Person that is not a United States person as defined in Section 7701(a)(30) of the IRC may become a Lender, an L/C Issuer or an Agent, as applicable, hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender, an L/C Issuer or an Agent, as applicable.

(ii)           Each Lender, each L/C Issuer and each Agent that is a United States person as defined in Section 7701(a)(30) of the IRC (each a “U.S. Lender”) shall provide prior to or on the Closing Date (or on or prior to the date it becomes a party to this Agreement) to Borrower Representative and Agent a properly completed and executed IRS Form W-9 (certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form.  Solely for purposes of this Section 1.13, a U.S. Lender shall not include a Lender, an L/C Issuer or an Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii).

(iii)          Each Lender, each L/C Issuer and Agent, from time to time after submitting the forms, certificates or documents referred to in this Section 1.13, shall submit to the Borrower Representative and the Agent such additional duly completed and signed copies of one or the other such forms, certificates or documents (or such successor forms, certificates or other documents as shall be adopted from time to time by the IRS or relevant taxing authorities) (A) on or before the date that any such form, certificate, or document expires or becomes obsolete, (B) after the occurrence of any event requiring a change in the most recent form, certificate or document previously delivered by it to the Borrower Representative and Agent, (C) from time to time thereafter if reasonably requested by the Borrower Representative or Agent and (D) as may be appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender, such L/C Issuer or such Agent pursuant to this Agreement and/or the Notes.

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(iv)          If Agent, any Lender or any L/C Issuer determines that it is unable to submit to the Borrower Representative or the Agent any form, certificate or document that such Agent, such Lender, or such L/C Issuer, as the case may be, is requested to submit pursuant to this Section 1.13, or that it is required to withdraw or cancel any such form, certificate or document, or that any such form, certificate or document previously submitted has otherwise become ineffective or inaccurate, such Agent, such Lender or such L/C Issuer, as the case may be, shall promptly notify the Borrower Representative and Agent of such fact.

(v)           No Credit Party shall be required pursuant to this Section 1.13 to pay any additional amount to, or to indemnify, any Lender, any L/C Issuer or Agent, as the case may be, to the extent that (A) such Lender, such L/C Issuer or Agent becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Lender, such L/C Issuer or Agent, as the case may be (other than a change in applicable law), including without limitation a change in the residence, place of incorporation, principal place of business or a change in the branch or lending office of such Lender, such L/C Issuer or Agent, as the case may be, or as a result of the sale by such Lender of participating interests in such Lender’s creditor position(s) hereunder; or (B) such Taxes would not have been incurred but for the failure of such Lender, such L/C Issuer or Agent, as the case may be, to provide to the Borrower Representative or Agent any form, certificate or document that it was required so to do pursuant to Section 1.13 other than any form, certificate or document required as a result of a change in law.

(d)           Each Lender and each L/C Issuer agrees that, upon the occurrence of any event giving rise to the operation of Section 1.13(a) or Section 1.13(b) with respect to such Lender or L/C Issuer, as the case may be, it will, if requested by a Credit Party, use reasonable commercial efforts (subject to such Lender’s or L/C Issuer’s overall internal policies of general application) to designate another lending office for any Loans or Letter of Credit Obligations affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender or such L/C Issuer, as the case may be, cause such Lender and its lending office(s) or such L/C Issuer and its lending office(s), as the case may be, to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Credit Party or the rights of any Lender or any L/C Issuer pursuant to Section 1.13(a) or Section 1.13(b).

(e)           Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section 1.13.

1.14         Capital Adequacy; Increased Costs; Illegality.

(a)           If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case,

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adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that Borrowers shall not have any obligation under this Section 1.14(a) to pay any additional amount with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, indemnification for which shall be governed solely and exclusively by Section 1.13. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein.

(b)           If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that Borrowers shall not have any obligation under this Section 1.14(b) to pay any additional amount with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, indemnification for which shall be governed solely and exclusively by Section 1.13. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.14(b).

(c)           Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

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(d)           Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.13, 1.14(a) or 1.14(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender.  So long as no Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent.  If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.  Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers’ notice of intention to replace such Affected Lender.  Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 1.14(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.13, 1.14(a) and 1.14(b), as applicable.

1.15         Single Loan.  Subject to Article XIII, all Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, until the Termination Date, by all of the Collateral.

1.16         Eligible Accounts.  All of the Accounts owned by any Collateral Party and reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, reflecting changes in the collectability or realization values of such Accounts arising or discovered by Agent after the Closing Date subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Accounts shall not include any Account of any Collateral Party:

(a)           that does not arise from the actual and bona fide sale and delivery of goods by such Collateral Party or the performance of services by such Collateral Party in the ordinary course of its business transactions and in accordance with the terms and conditions contained in any documents related thereto;

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(b)           (i) upon which such Collateral Party’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or; (ii) as to which such Collateral Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Collateral Party’s satisfactory completion of any further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)           to the extent that any defense, counterclaim, setoff, recoupment or dispute is asserted or may arise from time to time in respect of such Account;

(d)           that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)           with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f)            that (i) is not owned by such Collateral Party or (ii) is subject to any Lien of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g)           that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)           that is the obligation of an Account Debtor that is a foreign government, the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Collateral Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada), or any similar law or applicable state, county or municipal law restricting assignment thereof or any equivalent law, rule or regulation in any other jurisdiction;

(i)            that is the obligation of an Account Debtor located outside of the United States or Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer; provided that Accounts owing to the Australian Collateral Party by Account Debtors located in Australia and New Zealand, Accounts owing to the UK Collateral Party by Account Debtors located in the United Kingdom and Accounts owing to the UK Collateral Party from European Account Debtors up to an aggregate maximum amount of $1,500,000 shall not be subject to this Section 1.16(i);

(j)            to the extent such Collateral Party or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Collateral Party or any Subsidiary thereof but only to the extent of the potential offset;

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(k)           that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery, repurchase or return basis or placed on consignment, sale and return, approval, repurchase or return, guaranteed or installment sale or other terms by reason of which the payment by the Account Debtor is or may be conditional or contingent;

(l)            that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)            the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or is unable or admits its inability to pay its debts as they fall due or fails to pay its debts generally as they come due or by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness;

(iii)          the Account Debtor becomes an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Cwlth)), or has a controller appointed, or is in receivership, in receivership and management, liquidation, in provisional liquidation, under administration, wound up, subject to any arrangement, deed of company arrangement, assignment or composition, protected from creditors under any statute, dissolved (other than to carry out a reconstruction while solvent) or is otherwise unable to pay debts when they fall due or has something similar happens;

(iv)          a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors (including without limitation, any bankruptcy, dissolution, liquidation, administration, receiverhip, winding-up, reorganization or similar proceedings in any jurisdiction); or

(v)           there are proceedings or actions which are threatened or pending against such Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition (including, without limitation, receivership, any bankruptcy, dissolution, liquidation, administration, winding-up, reorganization or similar proceedings in any jurisdiction).

(m)          that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.16;

(n)           as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)           as to which any of the representations or warranties in the Loan Documents are untrue;

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(p)           to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(q)           to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower Representative;

(r)            to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed ten percent (10%) of all Eligible Accounts; provided, however, that with respect to Accounts owing from Airgas, Inc., Praxair, Inc. and The BOC Group, such percentage shall be deemed to be fifteen percent (15%);

(s)           that is payable in any currency other than (i) in the case of the Borrowers, Dollars, (ii) in the case of the Australian Collateral Party, Australian Dollars, (iii)  in the case of the Canadian Collateral Party, Canadian Dollars or (iv) in the case of the UK Collateral Party, British Pounds Sterling, U.S. Dollars or Euros;

(t)            that represents interest payments or service charges.

1.17         Eligible Inventory.  All of the Inventory owned by any Collateral Party and reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment reflecting changes in the salability or realization values of Inventory arising or discovered by Agent after the Closing Date, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Collateral Party (unless otherwise indicated below) that:

(a)           is not owned by such Collateral Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Collateral Party’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

(b)           (i) is not located on premises owned, leased or rented by such Collateral Party and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves

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reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)           is placed, purchased or sold on consignment (other than Eligible Consigned Inventory up to an aggregate maximum amount of $2,000,000) or is in transit, except for Inventory in transit between locations of Collateral Parties as to which Agent’s Liens have been perfected at origin and destination, and except for Eligible In-Transit Inventory up to an aggregate maximum amount of $5,000,000;

(d)           is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)           is obsolete, slow moving (in excess of two year’s supply), unsalable, unrentable, shopworn, seconds, damaged, defective, unfit for sale, is being repaired, is not of good or merchantable quality or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use, lease or sale;

(f)            consists of display items or packing or shipping materials, parts, manufacturing supplies, work-in-process Inventory, replacement parts, prototypes or consists of unfinished goods;

(g)           consists of goods which have been returned by the buyer;

(h)           is not of a type held for sale in the ordinary course of such Collateral Party’s business;

(i)            is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances as set forth in clause (e) of the definition thereof (subject to reserves satisfactory to Agent);

(j)            breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(k)           consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(l)            is not covered by casualty insurance reasonably acceptable to Agent;

(m)          is subject to any patent or trademark license requiring the payment of royalties or fees or requiring the consent of the licensor for a sale thereof by Agent;

(n)           includes any accumulated depreciation of such Inventory;

(o)           has been leased pursuant to the terms of any capital lease, lease with a bargain option, finance lease program or purchase lease or similar program;

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(p)           in respect of which title is retained by the seller thereof or, in the case of the UK Collateral Party, which is subject to Romalpa provisions in favour of any Person;

(q)           in the case of the Australian Collateral Party, which does not meet all standards imposed by any Australian federal or state government authority, including relating to its production, acquisition or importation for inventory located in Australia or which does not consist of raw materials or finished good for inventory located in Australia.

1.18         Conversion to Dollars.  All valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of amounts of currencies other than Dollars.  In connection with all Dollar amounts set forth in this Agreement and the Loan Documents, amounts in currencies other than Dollars shall be converted to Dollars in accordance with prevailing exchange rates, as determined by Agent in its reasonable discretion, on the applicable date.  Unless otherwise specifically set forth in this Agreement, all monetary amounts shall be in Dollars.

1.19         Judgment Currency; Contractual Currency.

(a)           If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 1.19 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.19 being hereinafter referred to as the “Judgment Conversion Date”);

(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.19(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from a Credit Party under this Section 1.19(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents;

(c)           The term “rate of exchange” in this Section 1.19 means the rate of exchange at which Agent would, on the relevant date at or about noon (New York City time), be able to sell the Obligation Currency against the Judgment Currency to prime banks; and

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(d)           Any amount received or recovered by Agent in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Credit Party under this Agreement or under any of the other Loan Documents in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Credit Party or otherwise) shall only constitute a discharge of such Credit Party to the extent of the amount of the contractual currency that Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable).  If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Credit Party shall indemnify Agent against any loss sustained by it as a result, including the cost of making any such purchase other than losses resulting from the gross negligence or willful misconduct of the Person seeking such indemnification.

2.                                      CONDITIONS PRECEDENT

2.1           Conditions to the Loans.  This Agreement shall be effective on the date on which all of the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent:

(a)           Credit Agreement; Loan Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b)           Payment of Fees.  Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.7 (including the Fees specified in the GE Capital Fee Letters), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(c)           Opening Availability. Holdings and its Subsidiaries shall have Borrowing Availability as of the close of business on the Closing Date (as calculated on a pro forma basis with all trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales or deterioration of working capital), after giving effect to the consummation of the Related Transactions, of at least $20,000,000.

(d)           Pro Forma.  Agent shall have received the Pro Forma reflecting, among other things, stockholders’ equity of at least $150,000,000.

(e)           Total Indebtedness. Agent shall have received satisfactory evidence that Holdings and its Subsidiaries, on a consolidated basis, shall not have outstanding Indebtedness in excess of $278,300,000 on the Closing Date.

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(f)            Environmental. Agent shall have received a confirmation, satisfactory in both form and substance to Agent, from the Borrowers stating that no material change has occurred with respect to any environmental liability of the Credit Parties since the Prior Credit Agreement Closing Date.

(g)           Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including, without limitation, all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(h)           Amendments to the Second Lien Credit Agreement.  Agent shall have received satisfactory evidence that (i) the maturity of the indebtedness under the Second Lien Credit Agreement shall have been extended to July 22, 2005 or later, and (ii) the Second Lien Credit Agreement has been amended to provide that at the end of each corresponding Fiscal Quarter the maximum leverage ratio permitted in the Second Lien Credit Agreement is 0.50 greater than the maximum Leverage Ratio permitted in Annex G of this Agreement.

(i)            Equitable Australian Mortgage. Agent shall have received an executed equitable mortgage from Quetala Pty Ltd., in form and substance reasonably acceptable to Agent, with respect to the Mortgaged Property.  In addition, Agent shall have received a certificate of title with respect to the Mortgaged Property to be held in custody by the Agent or Agent’s designee.

2.2           Further Conditions to Each Loan and to the Release of Funds from the Australian Blocked Account and the UK Collection Accounts.  Except as otherwise expressly provided herein, but without prejudice to the terms of the UK Debenture with regard to the UK Collection Accounts, no Lender shall be obligated to fund any Advance or make the Delayed Draw Term Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation or release funds from the Australian Blocked Account and/or the UK Collection Accounts, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation or release funds from the Australian Blocked Account and/or the UK Collection Accounts as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

(b)           any Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation or release funds from the

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Australian Blocked Account and/or the UK Collection Accounts as a result of that Event of Default;

(c)           after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan.

The request by any Borrower for an Advance, the issuance of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, the release of funds from the Australian Blocked Account and/or the UK Collection Accounts or the incurrence of the Delayed Draw Term Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2  have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.  Each request for release of funds from the Australian Blocked Account or the UK Collection Accounts shall be made pursuant to a Notice of Cash Collateral Release delivered to Agent or Agent’s designee by the Australian Collateral Party or UK Collateral Party, as applicable, and agreed to and acknowledged by the Borrower Representative, substantially in the form of Exhibit 2.2.  In the case of the UK Collateral Party, any such notice must be given no later than 12:00 noon (Chicago time) on the Business Day immediately preceding the Business Day of the proposed release of funds.  In the case of the Australian Collateral Party, any such notice must be given no later than 12:00 noon (Sydney, Australia time]) on the Business Day of the proposed release of funds.

2.3           Further Conditions to Delayed Draw Term Loan.  In addition to the conditions provided Section 2.2 above, the obligation of the Term Lenders to make the Delayed Draw Term Loan is subject to (a) the Agent’s reasonable determination that as to the Mortgaged Property no material Environmental Liabilities exist, and (b) the Australian Collateral Party having delivered to Agent an executed mortgage in recordable form, and otherwise in form and substance reasonably acceptable to Agent, with respect to the Mortgaged Property, and such other documents, instruments, certificates and agreements that Agent may reasonably request.

3.                                      REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur the Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1           Corporate Existence; Compliance with Law; FEIN.  Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and each Credit Party’s name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and federal employer identification number are set forth in

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Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2           Executive Offices, Collateral Locations.  As of the Closing Date, the current location of each Credit Party’s chief executive office, warehouses and premises at which any Collateral with a fair market value in excess of $5,000 is located, and the United States and Canadian ports of entry and the names and address for all customs brokers for Eligible In-Transit Inventory are set forth in Disclosure Schedule (3.2), none of such locations has changed within the one (1) month preceding the Closing Date and each Credit Party has only one jurisdiction of incorporation or organization.

3.3           Corporate Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by order of the Bankruptcy Court or all necessary corporate, limited liability company or limited partnership action, as applicable; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, as applicable; (d) do not violate any law or regulation in its respective jurisdiction, or any order or decree of any court or Governmental Authority in its respective jurisdiction; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.  Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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3.4           Financial Statements and Projections.

(a)           Financial Statements.  The Financial Statements referred to in paragraph (a) of Annex E to the Prior Credit Agreement for periods ending on or prior to December 31, 2003 have been delivered to Agent and have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(b)           Pro Forma.  The Pro Forma delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Holdings giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries dated as of August 31, 2004, and was prepared in good faith by the Credit Parties, reflecting items of recurring significance and which are factually supportable based on currently available information.

(c)           Projections.  The Projections prepared by Holdings and attached to the Prior Credit Agreement as Disclosure Schedule 3.4(c) reflecting projections for the three year period beginning on January 1, 2003 on a month-by-month basis through December 31, 2003 (on a consolidated and consolidating basis), on a quarterly basis for 2004 (on a consolidated basis only) and on a year-by-year basis thereafter (on a consolidated basis only) are attached hereto as Disclosure Schedule (3.4(b)).

3.5           Material Adverse Effect.  Between the Prior Credit Agreement Closing Date and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no material contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and to Borrowers’ knowledge no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Since the Prior Credit Agreement Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6           Ownership of Property; Liens.  As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party.  Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and, if requested by Agent, copies of all such leases or a summary of terms thereof reasonably

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satisfactory to Agent have been delivered to Agent.  Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date.  Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets.  As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7), and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.  Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets.  Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7           Labor Matters.  Except as set forth on Disclosure Schedule (3.7), as of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party materially comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and, if requested by Agent, true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board (or any comparable body outside the United States of America), and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority in its respective jurisdiction or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8           Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.  Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All of the issued and outstanding Stock of each Credit Party (other than Holdings) is owned by each of the Stockholders and in the amounts set

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forth in Disclosure Schedule (3.8).  Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.  Set forth on Disclosure Schedule 3.8A is a corporate structure chart which shows in diagram form the ownership of each of the Credit Parties and their Subsidiaries.  All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9           Government Regulation.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.  No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal, state or foreign statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10         Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11         Taxes.  All federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (excluding (i) Charges or other amounts being contested in accordance with Section 5.2(b) and (ii) any Charges discharged in the Chapter 11 Cases or payable over time in accordance with the Plan of Reorganization), unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate.  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities (except to the extent discharged in the Chapter 11 Cases or payable over time in accordance with the Plan of Reorganization).  Disclosure Schedule (3.11)

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sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.  Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges for any open periods.  Except as set forth on Disclosure Schedule (3.11), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee.  As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.12         ERISA.

(a)           Disclosure Schedule (3.12) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans.  Copies of all such listed Plans, if requested by Agent, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan is in compliance in all respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA, except for non-compliance which would not have a Material Adverse Effect.  Neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for non-compliance which would not have a Material Adverse Effect.  No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC, which would have a Material Adverse Effect.

(b)           Except as set forth in Disclosure Schedule (3.12) or in the Company’s Financial Statements provided to the Lenders from time to time or as would not have a Material Adverse Effect: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Credit Party or ERISA Affiliate as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years)

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with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); and (iv) no Credit Party or ERISA Affiliate has any material liability with respect to post-retirement benefit obligations within the meaning of the FASB 106.

3.13         No Litigation.  No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14         Brokers.  Except as set forth on Disclosure Schedule (3.14), no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15         Intellectual Property.  As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it. Each Patent, Trademark, and registered Copyright existing as of the Closing Date and each material License in effect as of the Closing Date is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15).  To its knowledge, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.  Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

3.16         Full Disclosure.  No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement (other than the Projections) prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were made.

3.17         Environmental Matters.

(a)           Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and

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that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state or foreign statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state or foreign statutes; and (viii) the Credit Parties have made available to Agent copies of all existing material environmental reports, reviews and audits and all written information pertaining to actual or potentially material Environmental Liabilities, in each case relating to any Credit Party.

(b)           Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18         Insurance.  Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19         Deposit and Disbursement Accounts.  Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20         Government Contracts.  Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, local or foreign law.

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3.21         Customer and Trade Relations.  As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in:  the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

3.22         Bonding; Licenses.  Except as set forth on Disclosure Schedule 3.22, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or binding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.23         Solvency.  Before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the consummation of the Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.24         Status of Holdings.  Prior to the Closing Date, Holdings has not engaged in any trade or business.

4.                                      FINANCIAL STATEMENTS AND INFORMATION

4.1           Reports and Notices.

(a)           Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b)           Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2           Communication with Accountants.  Each Credit Party executing this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Ernst & Young, LLP, and authorizes those accountants and advisors to communicate to Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

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5.                                      AFFIRMATIVE COVENANTS

Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1           Maintenance of Existence and Conduct of Business.  Each Credit Party shall:  do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in its jurisdiction of formation or organization, as applicable, and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;  at all times take all reasonable action to maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2           Payment of Charges.

(a)           Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $200,000.

(b)           Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges in excess of $1,000,000 (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3           Books and Records.  Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4).

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5.4           Insurance; Damage to or Destruction of Collateral.

(a)           The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)           Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance.  After deducting from such proceeds (i) the expenses incurred by Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c); provided, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by the Borrowers, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements, within 180 days of such casualty, or in the case of real property,

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12 months of such casualty, to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c); provided, further, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall applied ratably to all of the Loan owing by the Borrowers.  All insurance proceeds that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied.  All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account.  Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.  To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c); provided, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied to the Loans.

5.5           Compliance with Laws.  Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6           Supplemental Disclosure.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

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5.7           Intellectual Property.  Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8           Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate in all material respects; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $250,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9           Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse or manufacturing, processor, converter or customs broker facility or other location where Collateral is stored or located that has an aggregate fair market value or purchase price (whichever is higher, as determined by Agent) in excess of $100,000 at any time from and after the date of this Agreement, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that

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location, and shall otherwise be reasonably satisfactory in form and substance to Agent.  With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower’s Eligible Inventory at that location shall, in Agent’s discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment.  After the Closing Date, no new real property or new warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date if the Collateral to be stored or located at such location (i) has an aggregate fair market value or purchase price (whichever is higher, as determined by Agent) in excess of $100,000 or (ii) has an aggregate fair market value or purchase price (whichever is higher, as determined by Agent) when aggregated with Collateral which has been stored at new real property or new warehouse spaces leased after the Closing Date or shipped to a processor or converter under arrangements established after the Closing Date in excess of $500,000, without the prior written consent of Agent (which consent, in Agent’s reasonable discretion, may be conditioned upon the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.  Each Credit Party shall timely and fully pay and perform its obligations in all material respects under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.  In addition to the foregoing, each of Tweco and Victor may store, keep or otherwise maintain (i) Inventory in an amount not to exceed $12,000,000 in the aggregate, and (ii) other Collateral in an amount not to exceed $6,000,000 in the aggregate, at any warehouse or facility operated in Mexico by either Victor Equipment de Mexico S.A. de C.V. (“Victor Mexico”) or Tweco de Mexico, S.A. de C.V. (“Tweco Mexico”) so long as each of Victor Mexico and Tweco Mexico, as applicable, is a wholly owned direct Subsidiary of any Borrower.  To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

5.10         Inventory Reports.  From time to time at the request of Agent, the Collateral Parties will obtain and deliver to Agent, in each case at Borrowers’ expense, an Inventory Appraisal in form and substance and from appraisers reasonably satisfactory to Agent, stating the then current fair market and Net Orderly Liquidation Values of all or any portion of the Inventory; provided, however, so long as no Default or Event of Default is continuing, Agent shall not obtain or request an appraisal as to any particular category of Inventory to be performed more than two times during any year at Borrowers’ expense.

5.11         Further Assurances.  Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as

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may be necessary or proper (and in the case of the UK Security Documents preserve, establish or otherwise evidence the fixed nature of such security) in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.12         Centre of Main Interest

The UK Collateral Party shall maintain its center of main interest within the United Kingdom for the purposes of Recital 13 of EC Regulation No 1346/2000 of 29 May 2000 on Insolvency Proceedings in the United Kingdom.

5.13         Refinancing of Second Lien Loan Obligations.  Unless the Second Lien Loan Obligations are prepaid in accordance with Section 6.3(b)(vi), no later than May 22, 2005, the Second Lien Loan Obligations shall be refinanced or the terms and provisions of the Second Lien Loan Documents shall be amended, in each case on terms and conditions satisfactory to Agent in its sole discretion, so that the Indebtedness refinancing the Second Lien Loan Obligations or the Indebtedness evidenced by the amended Second Lien Loan Documents, as the case may be, matures no earlier than 90 days after the fifth anniversary of the Closing Date, does not have the effect of increasing or decreasing the principal amount thereof and that is otherwise on terms and conditions no less favorable to Agent or any Lender than the terms of the existing Second Lien Loan Documents and Intercreditor Agreement.

6.                                      NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1           Mergers, Subsidiaries, Etc.  No Credit Party shall, by operation of law or otherwise, (a) form a new Subsidiary, unless otherwise permitted hereunder, or (b) merge or amalgamate with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except (i) any Borrower may merge, amalgamate or consolidate with, or acquire the assets or Stock of any other Borrower, (ii) any Subsidiary of Holdings that is not a Credit Party may merge, amalgamate or consolidate with, or acquire the assets or Stock of another Subsidiary of Holdings that is not a Credit Party, (iii) any Borrower may merge, amalgamate or consolidate with, or acquire the Stock or assets of any other Subsidiary of Holdings that is a Credit Party, (iv) any Credit Party that is not a Borrower may merge, amalgamate or consolidate with, or acquire the assets or Stock of any other Credit Party that is not a Borrower, and (v) for transactions otherwise permitted under Sections 6.2 or 6.8; provided, that in the case of clause (iii) above, the continuing or surviving Person, or the transferee, as the case may be, shall be a Borrower.

6.2           Investments; Loans and Advances.  Except as otherwise expressly permitted by this Section 6, no Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except: (a) that Borrowers and Foreign Subsidiaries may hold investments comprised of notes payable issued by Account Debtors to any Borrower or any

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Foreign Subsidiary pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business consistent with past practices; (b) each Credit Party and Foreign Subsidiary may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) any Borrower may make investments in any other Borrower; (d) any Foreign Subsidiary may make investments in any other Foreign Subsidiaries; (e) any Borrower may make investments in any Credit Party (other than Holdings) that is not a Borrower; provided that such investments in Credit Parties shall not exceed $100,000 in the aggregate; (f) any Borrower may make investments in, or create, any wholly-owned domestic Subsidiary, provided that such Subsidiary becomes a Borrower, the Stock of such Subsidiary is pledged to Agent, and such Subsidiary grants Liens to Agent on all of its assets to secure the Obligations, subject only to Permitted Encumbrances; (g) the Credit Parties (other than Holdings) may make loans to Holdings, in lieu of distributions permitted under Section 6.14(d), the proceeds of which shall be used by Holdings solely to pay out of pocket expenses for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its capital stock and similar costs and expenses, in an annual aggregate amount not to exceed $3,000,000 per Fiscal Year after the Closing Date; (h) the Credit Parties (other than Holdings) may make loans to Holdings, in lieu of distributions permitted under Section 6.14(e), the proceeds of which shall be used by Holdings solely to pay taxes as part of a consolidated, combined or unitary group, (i) any Borrower may make investments in, or create, any wholly-owned Foreign Subsidiary, such that the aggregate amount of all investments in such direct Foreign Subsidiaries funded after the Prior Credit Agreement Closing Date shall not exceed $5,000,000 (exclusive of investments permitted in clause (k) of this Section 6.2); provided that 65% of such stock of such direct Foreign Subsidiary (except that in the case of any Foreign Collateral Parties, 100% of such stock) shall be pledged to secure the Obligations; (j) any Credit Party or Foreign Subsidiary may maintain advances, loans and investments in any of their Foreign Subsidiaries that are in existence as of the date hereof, provided such advances, loans and investments are not increased; (k) any Credit Party or Foreign Subsidiary may make investments in any of its Foreign Subsidiaries consisting of the conversion of intercompany loans (but not intercompany accounts payable, except for $1,100,000 of intercompany accounts payable owed by South African Subsidiaries) outstanding as of the Closing Date into equity; (l) so long as no Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (m) other investments by Credit Parties

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and Foreign Subsidiaries not exceeding $100,000 in the aggregate at any time outstanding; (n) other investments by Credit Parties and Foreign Subsidiaries not exceeding $2,000,000 in the aggregate at any time outstanding with Agent’s prior written approval; (o) transactions permitted pursuant to Section 6.4; (p) the Credit Parties may hold investments comprised of one or more promissory notes equal to all or a portion of the purchase price paid by the buyer in connection with the disposition of those certain assets set forth in the Asset Sale Side Letter as permitted pursuant to Section 6.8(g); (q) Capital Expenditures not prohibited by subsection (a) of Annex G and (r) the Credit Parties may make a one time investment, advance or loan in the aggregate amount of $1,500,000 to Thermadyne Victor, Ltd. within ninety (90) days of the Closing Date.

6.3           Indebtedness.

(a)           No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(d), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing or decreasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Foreign Subsidiary, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness arising from investments, loans or advances among the Credit Parties and any other Subsidiary of Holdings that are permitted under Section 6.2 (including extensions of the maturity thereof), (vi) Indebtedness consisting of Guaranteed Indebtedness permitted pursuant to Section 6.6, (vii) Indebtedness owed to Bank One, N.A. or any of its banking affiliates in respect of any liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds not to exceed $500,000 in the aggregate at any time outstanding, (viii) Indebtedness consisting of hedging agreements providing protection against fluctuations in currency values or commodity prices in connection with any Borrower’s or any of its Subsidiaries’ operations, so long as management of such Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such hedging agreement is a bona fide hedging activity (and is not for speculative purposes), (ix) Indebtedness of Foreign Subsidiaries (excluding Capital Lease Obligations) in an aggregate outstanding principal amount not to exceed $15,000,000, (x) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided that: (A) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (B) the obligations of each Borrower under any such intercompany loans and advances shall be subordinated in right of payment to the Obligations of such Borrower hereunder; (C) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; and (D) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (xi) Indebtedness consisting of intercompany loans and advances made by any Foreign Subsidiary to any other Foreign Subsidiary; (xii) obligations of any Credit Party under any interest rate swap, cap or collar agreement or similar agreement or arrangement related to exposure to interest rates with respect to not more than $50 million principal amount of Indebtedness in the aggregate for

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all Credit Parties; and (xiii) Indebtedness consisting of secured Second Lien Loan Obligations of Borrowers to Second Lien Lenders (as defined in the Intercreditor Agreement) under the Second Lien Credit Agreement in an aggregate principal amount not to exceed $20,000,000.

(b)           No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled amortization dates, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); (iv) prepayments of the High Yield Notes to the extent permitted under Section 1.3(c) hereof; (v) other prepayments of Indebtedness (excluding any Subordinated Debt) not in excess of $250,000 in the aggregate; and (vi)  payment in full of the Second Lien Loan Obligations, as long as at the time of such payment in full (a) no Event of Default has occurred and is continuing, (b) Borrowing Availability shall not be less than $40,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business), at any time during the 60 day period immediately prior to such prepayment, and (c) Borrowers shall deliver to Agent projections evidencing that Borrowing Availability shall not be less than $20,000,000 (with all trade payables being paid current) at any time during the one-year period immediately after giving effect to such prepayment; provided, however, that condition (b) may be satisfied if on the day with the least amount of Borrowing Availability during such 60 pay period prior to such payment in full, (x) Borrowing Availability on such day, plus (y) without duplication, net cash proceeds arising out of the sale of any of Holdings’ Subsidiaries (with the prior written consent of Agent) occurring after the Closing Date and prior to May 22, 2004 exceeds $40,000,000 (for the avoidance of doubt, Borrowing Availability for this measurement will be considered on a pro forma basis net of any assets sold in such subsidiary sales).

6.4           Employee Loans and Affiliate Transactions.

(a)           No Borrower shall enter into or be a party to any transaction with any other Credit Party (other than other Borrowers) or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s business and upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower (except for transactions otherwise expressly permitted hereunder).  In addition, if any such transaction or series of related transactions (other than purchases and sales of Inventory in the ordinary course of business) involves payments in excess of $500,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders.  All such transactions in excess of $500,000 existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

(b)           No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum of $1,000,000 in the aggregate at any one time outstanding.

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6.5           Capital Structure and Business.  If all or part of a Credit Party’s Stock is pledged to Agent, that Credit Party shall not issue additional Stock.  No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations.  No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.6           Guaranteed Indebtedness.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, including without limitation the guaranty of the High Yield Notes by the Collateral Parties and the guaranty of the Second Lien Loan Obligations by the Credit Parties, and (c) Guaranteed Indebtedness incurred for the benefit of any Foreign Subsidiary by any other Foreign Subsidiary if the primary obligation is permitted by this Agreement.

6.7           Liens.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances;  (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) any Liens granted by Foreign Subsidiaries to secure Indebtedness permitted by Section 6.3(a); (d) Liens under any conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by (i) any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $23,000,000 outstanding at any one time for all such Liens and (ii) any Foreign Subsidiary in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $6,500,000 (excluding any sale-leaseback transaction permitted under Section 6.12) outstanding at any one time for all such Liens; provided that, in each case, such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets; and (e) other Liens securing Indebtedness not exceeding $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8           Sale of Stock and Assets.  No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its

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Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding (i) $1,000,000 in the aggregate in any Fiscal Year without Agent’s consent and (ii) $2,000,000 in the aggregate in any Fiscal Year without the consent of the Requisite Lenders, (c) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, that this sub-section (c) shall not permit the UK Collateral Party to sell Accounts of the UK Collateral Party without the Agent’s consent; (d) sales of Stock or assets of any Subsidiary of Holdings in connection with a transaction permitted under Section 6.1(b) or Sections 6.2(f) or (h), (e) the sale of Equipment and Fixtures by Tweco in connection with the moving of its facilities in Wichita, Kansas to Denton, Texas, in an amount not to exceed $500,000, (f) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year, and (g) as permitted in Section 6.2(k).

6.9           ERISA.  No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $250,000 in the aggregate.

6.10         Financial Covenants.  Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.11         Hazardous Materials.  No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12         Sale-Leasebacks.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, engage in any sale-leaseback or synthetic lease transaction involving any of its assets, except for the sale-leaseback of the Tecmo facility prior to the date hereof and such other transactions not in excess of $6,000,000 in the aggregate for Italian Subsidiaries and $2,000,000 in the aggregate for all other Foreign Subsidiaries.

6.13         Cancellation of Indebtedness.  No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices (other than as permitted under Section 6.2(k)).

6.14         Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Sections 6.2 and 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d)

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payments of principal and interest on intercompany loans issued in accordance with Section 6.3, (e) distributions to Holdings, the proceeds of which shall be applied by Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its capital stock and similar costs and expenses, in an annual aggregate amount not in excess of $3,000,000 per Fiscal Year, (f) distributions to Holdings in such amounts as are necessary to enable Holdings to pay income taxes as part of a consolidated group when and as such income taxes are due; provided that the aggregate amount distributed to pay such income taxes by Credit Parties shall not exceed their proportionate share of such income taxes based on the taxable income generated by the Credit Parties as compared to the taxable income generated by all of Holdings’ Subsidiaries and (g) distributions to Holdings, the proceeds of which will be used by Holdings to make payments of interest on the High Yield Notes to the extent such payments are not barred under Article X of the Indenture.

6.15         Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year.  Without altering the restrictions on mergers involving Credit Parties herein contained, no Credit Party shall (a) change its name as it appears in official filings in the jurisdiction of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization, or (e) change its jurisdiction of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.  No Credit Party shall change its Fiscal Year.

6.16         No Impairment of Intercompany Transfers.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other consensual obligation (other than this Agreement, the other Loan Documents, the High Yield Notes and any loan documents executed in connection therewith and any other documents reflecting Indebtedness permitted pursuant to Section 6.3) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

6.17         Real Estate Purchases.  No Credit Party shall purchase a fee simple ownership interest in Real Estate with an aggregate purchase price in excess of $500,000.

6.18         Changes Relating to High Yield Notes.  No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) including, without limitation, the High Yield Notes other than to add the Collateral Parties as guarantors, if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or

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interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

6.19         Holdings.  Holdings shall not engage in any trade or business other than as a holding company for its Subsidiaries, or own any assets (other than Stock of its Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and the High Yield Notes); provided, that Holdings may guarantee leases and other contractual obligations of its Subsidiaries.

6.20         German Account.  The UK Collateral Party shall not permit the balance of the German Account to at any time exceed 150,000 Euros.

7.                                      TERM

7.1           Termination.  The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2           Survival of Obligations Upon Termination of Financing Arrangements.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the provisions of Section 11, the payment obligations under Sections 1.13 and 1.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.

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8.                                      EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1           Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)           Any Borrower (i) fails to make any payment of principal of the Loans or any of the other Obligations when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, and such default shall continue unremedied for more than three (3) days, or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within five (5) days following Agent’s demand for such reimbursement or payment of expenses.

(b)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.6, 5.4(a), 5.13 or 6, or any of the provisions set forth in Annexes C or G, respectively.

(c)           Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annex E, and the same shall remain unremedied for three (3) Business Days or more.

(d)           Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty-five (25) days or more.

(e)           A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f)            Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $250,000 in the aggregate in any Borrowing Base Certificate, (ii) errors understating the Borrowing Base or (iii) errors occurring when Borrowing Availability continues to exceed $10,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

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(g)           Assets of any Credit Party with a fair market value of $250,000 or more are attached, expropriated, seized, levied upon or subjected to a writ, distress, warrant, sequestration, execution or analogous procedure in any jurisdiction, or come within the possession of any receiver, manager, administrative receiver, administrator, examiner, trustee, custodian, supervisor, compulsory or interim manager, assignee or other similar officer acting for the benefit of creditors of any Credit Party and such condition continues for twenty (20) days or more.

(h)           (i) A case or proceeding is commenced or petition or other filing is made against any Credit Party seeking a decree or order in respect of such Credit Party (x) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (y) appointing a custodian, receiver, receiver or manager, administrative receiver, administrator examiner, trustee, supervisor, compulsory or interim manager, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (z) ordering the winding-up, liquidation, bankruptcy, dissolution, administration, examination or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the affairs of such Credit Party, and (other than in respect of the UK Collateral Party unless such case or proceeding is frivolous or vexatious) such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction; or (ii) the Australian Collateral Party becomes an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Commonwealth)), or has a controller appointed, or is in receivership, in receivership and management, in liquidation, in provisional liquidation, under administration or composition, protected from creditors under any statute, dissolved (other than to carry out a reconstruction while solvent) or is otherwise unable to pay debts when they fall due or has something similar happen.

(i)            Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, manager, administrative receiver, administrator, examiner, trustee, supervisor, compulsory or interim manager, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment, composition, compromise or any arrangement for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due (including without limitation, with regard to the UK Collateral Party, within the meaning of Sections 123(1)(a), (b), (c) or (d) of the United Kingdom Insolvency Act 1986 (as amended from time to time) or suspends making payments.

(j)            A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties, and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

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(k)           Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby other than as a result of actions or omissions of Agent.

(l)            Any Change of Control occurs.

(m)          Any material uninsured claims relating to exposure to asbestos shall be asserted against any Credit Party, which claims have a reasonable likelihood of success.

(n)           On or before the date which is 90 days after the Closing Date (i) Australian Collateral Party has not delivered to Agent a stamped and executed transfer of the Mortgaged Property to the Australian Collateral Party in registerable form and (ii) simultaneously with delivery of such transfer of title, the Australian Collateral Party has not delivered to Agent an executed mortgage from the Australian Collateral Party in registerable form, and otherwise in form and substance reasonably acceptable to Agent, with respect to the Mortgaged Property.

(o)           On or before the date which is 60 days after the Closing Date, the UK Collateral Party has not delivered to Agent an executed German law governed account pledge with respect to the German Account and, to the extent reasonably required by the Agent, an executed German law governed assignment of receivables with respect to Accounts owing by Account Debtors of the UK Collateral Party located in Germany, in each case in form and substance reasonably acceptable to Agent.

8.2           Remedies.

(a)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Event of Default is continuing.  If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; and (ii) reduce the Revolving Loan Commitment from time to time.  If any

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Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice: (i) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (ii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3           Waivers by Credit Parties.  Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.                                      ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1           Assignment and Participations.

(a)           Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $2,500,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed, provided, further, that an assignment will not be effective unless it is recorded by Agent in the

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Loan Account.  In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder, provided, however that such assignee shall not be entitled to receive any greater payment under Section 1.13  than the assigning Lender would have received had such assignment not occurred.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”.  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 9.1(a), (i) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, provided that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document, and (ii) any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor, provided further that such Lender shall notify Agent of any such assignment for purposes of maintaining the Loan Account in accordance with Section 1.10 hereof, and such assignment will not become effective unless such assignment is recorded in the Loan Account.

(b)           Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  No Borrower or Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. In addition, each Lender granting a participation under this Section 9.1 shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each participant, specifying such participant’s entitlement to payments of principal and interest with respect to such participation.

(c)           Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

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(d)           Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with and/or conference calls with, potential assignees or participants.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy in all material respects of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(b) and shall be subject to confidentiality covenants substantially equivalent to those contained in Section 11.8.

(e)           Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f)            So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.14(a), increased costs under Section 1.14(b), an inability to fund LIBOR Loans under Section 1.14(c), or withholding taxes in accordance with Section 1.13.

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender.  No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 9.1(g) may not be amended without the prior written consent of each Granting

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Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment.  For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.  In addition, each Granting Lender (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each SPC which has funded all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement, specifying such SPC’s entitlement to payments of principal and interest with respect to such Loan and (ii) shall collect, prior to the time such SPC receives payments with respect to such funded Loan, from each such SPC the appropriate forms, certificates and statements described in Section 1.13 (and updated as required by Section 1.13) as if such SPC were a Lender under Section 1.13.

(h)           For purposes of this Section 9.1 with respect to each Letter of Credit, if an L/C Issuer transfers its rights with respect to a Borrower’s reimbursement obligation with respect to a Letter of Credit, (i) such L/C Issuer shall give notice of such transfer to the Agent for notation in the Loan Account, (ii) each such transfer shall be notated in the Loan Account and (iii) no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Loan Account.

9.2           Appointment of Agent.  GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents.  The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, except to the extent provided in Section 1.10, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.  Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity.  Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders,

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Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

9.3           Agent’s Reliance, Etc.  Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, Agent:  (a)  may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4           GE Capital and Affiliates.  With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity.  GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders.  GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  GE Capital owns certain equity interests in Holdings.  Each Lender acknowledges

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the potential conflict of interest between GE Capital as owner of that equity investment and GE Capital as Agent.

9.5           Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6           Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7           Successor Agent.  Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.  Any successor Agent appointed by Requisite Lenders hereunder shall

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be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8           Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.11, 1.13 or 1.14).  Each Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1.  Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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9.9           Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)           Advances; Payments.

(i)            Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 12:00 noon (New York time) on the requested funding date, in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)           Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b)           Availability of Lender’s Pro Rata Share.  Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments

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hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders”, “Requisite Revolving Lenders” or “Supermajority Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.  At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)           Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of an Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default;

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provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct.  Lenders acknowledge that Borrowers are required to provide Financial Statements to Lenders in accordance with Annex E hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f)            Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.                               SUCCESSORS AND ASSIGNS

10.1         Successors and Assigns.  This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.                               MISCELLANEOUS

11.1         Complete Agreement; Modification of Agreement.  The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2.  Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.  Notwithstanding the foregoing, the GE Capital Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

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11.2         Amendments and Waivers.

(a)           Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.  Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement or the Loan Documents that (i) releases any Guaranty or (ii) increases the multiplier set forth in the definition of the Borrowing Base or modifies the definition of Adjusted EBITDA or EBITDA to make more credit available under the Revolving Loan facility, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers.  No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

(c)           No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders”, “Requisite Revolving Lenders” or “Supermajority Revolving Lenders” insofar as such definitions affect the substance of this Section 11.2.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance

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and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d)           If, in connection with any proposed amendment, modification, waiver or termination:

(i)            requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) or in any of clauses (ii), (iii) or (iv) below being referred to as a “Non-Consenting Lender”);

(ii)           requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained;

(iii)          requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained; or

(iv)          requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)           Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3         Fees and Expenses.  Borrowers shall reimburse (i) Agent for all reasonable fees, costs and expenses (including the reasonable fees and expenses of all of its

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counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

(a)           any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(b)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;

(c)           any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(d)           any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(e)           efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent, provided, however, that Borrowers shall not

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reimburse Agent or any Lenders for any fees, costs, or expenses with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, the indemnification for which shall be governed solely and exclusively by Section 1.13. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4         No Waiver.  Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.  Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5         Remedies.  Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.  Recourse to the Collateral shall not be required.

11.6         Severability.  Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7         Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8         Confidentiality.  Agent and each Lender agree (i) to use any confidential information provided to them by the Credit Parties only in connection with the transactions contemplated by this Agreement and (ii) to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential such confidential information for a

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period of two (2) years following payment in full of the Obligations, except that Agent and any Lender may disclose such information following notice to Borrower Representative (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.  Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions.  The preceding sentence is intended to cause such transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury regulations promulgated under IRC Section 6011, and shall be construed in a manner consistent with such purpose.  In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of such transactions or any tax matter or tax idea related to such transactions.

11.9         GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR

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OTHER COURT ORDER IN FAVOR OF AGENT.  EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10       Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11       Section Titles.  The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement between the parties hereto.

11.12       Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

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11.13       WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14       Press Releases and Related Matters.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.  Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to each Credit Party for review and comment prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15       Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent preference,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16       Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

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11.17       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.18       Limitation on Security Interest with respect to Foreign Subsidiaries.  No Credit Party shall be required to pledge with respect to any directly held Foreign Subsidiary (except for the Australian Collateral Party, Canadian Collateral Party and UK Collateral Party) more than the sum of (a) 65% of the total combined voting power of all classes of Stock of such Foreign Subsidiary that are entitled to vote, and (b) 100% of all nonvoting Stock of any such Subsidiary.  No Credit Party shall be required to pledge any of the Stock of any indirectly held Foreign Subsidiary (except for the Australian Subsidiaries, Canadian Subsidiaries and UK Subsidiaries).

12.                               CROSS-GUARANTY

12.1         Cross-Guaranty.  Each Credit Party hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Credit Party.  Each Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

(b)           the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)           the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d)           the insolvency of any Credit Party; or

(e)           any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

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Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2         Waivers by Credit Parties.  Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party.  It is agreed among each Credit Party, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3         Benefit of Guaranty.  Each Credit Party agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and Agent or Lenders, the obligations of such other Credit Party under the Loan Documents.

12.4         Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Credit Party hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor.  Each Credit Party acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5         Election of Remedies.  If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Credit Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12.  If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Credit Party might otherwise have had but for such action by Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Credit Parties shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations.  In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be

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credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6         Limitation.  Notwithstanding any provision herein contained to the contrary, each Credit Party’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Credit Party is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)           the net amount of all Loans advanced to any other Credit Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Credit Party; and

(b)           the amount that could be claimed by Agent and Lenders from such Credit Party under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Credit Party’s right of contribution and indemnification from each other Credit Party under Section 12.7.

12.7         Contribution with Respect to Guaranty Obligations.

(a)           To the extent that any Credit Party shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Credit Party for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Credit Party, exceeds the amount that such Credit Party would otherwise have paid if each Credit Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Credit Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Credit Parties as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Credit Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Credit Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Credit Party shall be equal to the maximum amount of the claim that could then be recovered from such Credit Party under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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(c)           This Section 12.7 is intended only to define the relative rights of Credit Parties and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1.  Nothing contained in this Section 12.7 shall limit the liability of any Credit Party to pay the Loans made directly or indirectly to that Credit Party and accrued interest, Fees and expenses with respect thereto for which such Credit Party shall be primarily liable.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Credit Party to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Credit Parties against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

12.8         Liability Cumulative.  The liability of Credit Parties under this Section 12 is in addition to and shall be cumulative with all liabilities of each Credit Party to Agent and Lenders under this Agreement and the other Loan Documents to which such Credit Party is a party or in respect of any Obligations or obligation of the other Credit Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12.9         Guarantee Unconditional.  The obligations of each Credit Party under this Section 12 are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and each Credit Party hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law): (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, Person or otherwise; (b) any modification or amendment of or supplement to the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder; (c) any release, non-perfection or invalidity of any direct or indirect security for any Obligation; (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of any Borrower or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other person or its assets; (e) the existence of any claim, set-off or other rights which any Credit Party may have at any time against any Borrower, the Agent, any Lender, or any other Person, whether in connection herewith or any unrelated transactions; (f) any invalidity, illegality or unenforceability relating to or against any Borrower or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal or interest under the Obligations; (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Agent or any Lender to payment of the Obligations; (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations; (i) any defence arising by reason of any failure of the Agent or any Lender to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of all of the following:  acceptance of this Section 12.9, partial payment or non-payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional

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Obligations; (j) any defence arising by reason of any failure of the Agent or any Lender to proceed against any Borrower or any other Person, to proceed against, apply or exhaust any security held from any Borrower or any other Person for the Obligations, to proceed against, apply or exhaust any security held from any Credit Party or any other Person for this Section 12.9 or to pursue any other remedy in the power of the Agent or any Lender whatsoever; (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor’s obligation in proportion to the principal obligation; (l) any defence arising by reason of any incapacity, lack of authority, or other defence of any Borrower or any other Person, or by reason of any limitation, postponement, prohibition on the Agent’s or any Lender’s right to payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of any Borrower or any other Person with respect to all or any part of the Obligations, or by reason of any act or omission of the Agent, any Lender or others which directly or indirectly results in the discharge or release of any Borrower or any other Person or all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise; (m) any defence arising by reason of any failure by the Agent or any Lender to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of any Borrower or any other Person, or by reason of any interest of the Agent or any Lender in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Agent or any Lender of any right to recourse or collateral; (n) any defence arising by reason of the failure of the Agent or any Lender to marshall any assets; (o) any defence based upon any failure of the Agent or any Lender to give to any Borrower or any Credit Party notice of any sale or other disposition of any property securing any or all of the Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Agent or any Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by the Agent to dispose of any such property in a commercially reasonable manner; (p) any dealing whatsoever with any Borrower or other person or any security, whether negligently or not, or any failure to do so; (q) any defence based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower or any other Person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding; or (r) any other act or omission to act or delay of any kind by any Borrower, the Agent, any Lender, or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 12, constitute a legal or equitable discharge, limitation or reduction of any Credit Party’s obligations hereunder (other than the payment in full of all of the Obligations).  The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Agent or any Lender is to destroy or diminish any Credit Party’s subrogation rights, each Credit Party’s right to proceed against any Borrower for reimbursement, each Credit Party’s right to recover contribution from any other guarantor or any other right or remedy.

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12.10       Foreign Currency Obligations.  Each Credit Party will make payment under this Section 12.10 relative to each Obligation in the currency (the “Original Currency”) in which the relevant Borrower is required to pay such Obligation.  If any Credit Party makes payment relative to any Obligation in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of any Credit Party hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Agent is able to purchase in Chicago, Illinois with the amount it receives on the date of receipt.  If the amount of the Original Currency which the Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, each Credit Party will indemnify and save the Agent and the Lenders harmless from and against any loss or damage arising as a result of such deficiency.  This indemnity will constitute an obligation separate and independent from the other obligations contained in this Section 12.10, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Agent or any Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

12.11       Section 956 of the IRC.  If the Obligations incurred hereunder by any of the UK Collateral Party, the Canadian Collateral Party or the Australian Collateral Party would result in material adverse tax liabilities under Section 956 of the IRC (or any similar statute) for Borrowers or the other Credit Parties (as demonstrated by Borrowers in a manner reasonably satisfactory to Agent), Agent shall consider (but shall be under no obligation of any kind) the appropriateness of the following actions (a) Agent’s Liens on such Foreign Collateral Party’s assets shall be released, (b) the pledge of such Foreign Collateral Party’s stock shall be reduced to 65% of its voting Stock, (c) such Foreign Collateral Party’s Accounts and Inventory shall be excluded from the Borrowing Base, (d) such Foreign Collateral Party shall be released from its Guaranty of the Obligations and (e) such other amendments or modifications shall be made to this Agreement as are mutually agreed upon by Required Lenders and Borrowers, (collectively, a “956 Discharge”).

13.                               RESTATEMENT OF PRIOR CREDIT AGREEMENT

The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a)           the Prior Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(b)           all Existing Obligations (including, without limitation, all Prior Loans) outstanding on the Closing Date shall, to the extent not paid on the Closing Date, in all respects be continuing and shall be deemed to be Obligations outstanding hereunder;

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(c)           the guaranties and Collateral Documents, including the Liens created thereunder in favor of Agent for the benefit of Agent and Lenders or in favor of Agent and Lenders, as applicable, and securing payment of the Existing Obligations, as amended and restated on the Closing Date, shall remain in full force and effect with respect to the Obligations (including the Term Loan Obligations) and are hereby reaffirmed; and

(d)           all references in the other Loan Documents to the Prior Credit Agreement shall be deemed to refer without further amendment to this Agreement.

The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations (including, without limitation, the Prior Loans) are in all respects continued and outstanding as Obligations under this Agreement and the Notes with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement, the Notes and the other Loan Documents.  After giving effect to this Agreement and all Revolving Credit Advances funded on the Closing Date, the aggregate outstanding principal balances of the Loans on the Closing Date are as set forth on Annex K hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

THERMADYNE INDUSTRIES, INC.

By:
Name:
Title:

THERMAL DYNAMICS CORPORATION

By:
Name:
Title:

TWECO PRODUCTS, INC.

By:
Name:
Title:

VICTOR EQUIPMENT COMPANY

By:
Name:
Title:

C & G SYSTEMS, INC.

By:
Name:
Title:

[Signature Page to Credit Agreement]

STOODY COMPANY

By:
Name:
Title:

THERMAL ARC, INC.

By:
Name:
Title:

THERMADYNE INTERNATIONAL CORP.

By:
Name:
Title:

PROTIP CORPORATION

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:
Duly Authorized Signatory

[Signature Page to Credit Agreement]

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

THERMADYNE HOLDINGS CORPORATION

By:
Name:
Title:

MECO HOLDING COMPANY

By:
Name:
Title:

C&G SYSTEMS HOLDING, INC.

By:
Name:
Title:

THERMADYNE AUSTRALIA PTY LTD.

By:
Name:
Title:

DUXTECH PTY LTD.

By:
Name:
Title:

CIGWELD PTY LTD.

By:
Name:
Title:

[Signature Page to Credit Agreement]

QUETALA PTY. LTD.

By:
Name:
Title:

QUETACK PTY. LTD.

By:
Name:
Title:

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:
Name:
Title:

THERMADYNE INDUSTRIES LIMITED

By:
Name:
Title:

[Signature Page to Credit Agreement]

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Adjusted EBITDA” means, for any period, 100% of the EBITDA of Holdings and its domestic Subsidiaries (excluding all Foreign Subsidiaries) and 65% of the EBITDA of Borrowers’ Canadian Subsidiaries.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither Agent nor Lender shall be deemed to be an Affiliate of the Credit Parties.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to this Agreement.

“Applicable L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Term Loan Index Margin, the Applicable Term Loan LIBOR Margin, the Applicable Revolver Index Margin, and the Applicable Revolver LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Term Loan Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

“Applicable Term Loan LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.7(b), which fee is determined by reference to Section 1.5(a).

“Asset Sale Side Letter” has the meaning ascribed to it in Section 6.8.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Australian Acknowledgement and Undertaking” means that certain Acknowledgement and Undertaking dated the date hereof executed by each of Quetala Pty. Ltd., Quetack Pty. Ltd. and the Australian Collateral Party in favor of the Agent.

“Australian Blocked Account” means any Australian bank account into which deposits by the Australian Collateral Party are made, and which account is the subject of an irrevocable direction to the bank to transfer funds in the account telegraphically daily to an account nominated by Agent.

“Australian Blocked Account Agreement” means that certain Blocked Account Agreement dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time) by and among the Agent, the Commonwealth Bank of Australia and Cigweld Pty Ltd.

“Australian Collateral Party” means Cigweld Pty Ltd (ACN 007 226 815).

“Australian Deed of Guarantee” means each Deed of Guaranty and Indemnity dated on or about the date hereof by and among certain Australian Foreign Subsidiaries and the Agent.

“Australian Fixed and Floating Charge” means each Fixed and Floating Charge dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time) by and among the Australian Collateral Party, Thermadyne Australia Pty Ltd, Duxtech Pty. Ltd. and Agent, on behalf of itself and Lenders.

“Australian Mortgage of Shares” means the Mortgage of Shares dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time) executed by Industries and Holdings in favor of the Agent, on behalf of itself and Lenders.

“Australian Security Documents” means the Australian Fixed and Floating Charge, Australian Deed of Guarantee, Australian Mortgage of Shares, Australian Blocked Account Agreement and Australian Acknowledgement and Undertaking.

“Australian Subsidiary” means each Subsidiary of any Borrower organized under the laws of Australia.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Court” means, the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, having jurisdiction over the Chapter 11 Cases, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court that exercises jurisdiction over the Chapter 11 Cases.

“Borrower Representative” means Holdings in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c).

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the preamble to this Agreement.

“Borrowing Availability” means as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loans and Swing Line Loans then outstanding, less, in each case, Reserves established by Agent in its reasonable judgment.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           up to 85% of the book value of Collateral Parties’ Eligible Accounts; plus

(b)           the lesser of (i) up to 85% of the Net Orderly Liquidation Value of the sum of the Collateral Parties’ Eligible Inventory multiplied by the then current NOLV Factor, by category, of Eligible Inventory; and (ii) up to 65% of the book value of sum of the Collateral Parties’ Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; plus

(c)           the lesser of (i) up to 85% of the Net Orderly Liquidation Value of the sum of the Collateral Parties’ Eligible In-Transit Inventory multiplied by the then current NOLV Factor, by category, of Eligible In-Transit Inventory; and (ii) up to 65% of the book value of sum of the Collateral Parties’ Eligible In-Transit Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; less

(d)           the Rent Reserve; less

(e)           the Shipping Reserve; less

(f)            the Processors Reserve; less

in each of (a), (b) and (c) above, any other Reserves established by Agent at such time.  In addition, the Agent may at any time make any adjustments to the Borrowing Base at its sole discretion to reflect fluctuations in currency values.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by each Borrower in the form attached to this Agreement as Exhibit 4.1(b).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“C & G” has the meaning ascribed thereto in the preamble to this Agreement.

“C&G Holdings” means C&G Systems Holding, Inc., a Delaware corporation.

“Canadian Blocked Accounts Agreement” means that certain Blocked Accounts Agreement (as amended, restated, supplemented or otherwise modified from time to time) by and between the Canadian Collateral Party, The Bank of Nova Scotia and the Agent, on behalf of itself and Lenders.

“Canadian Collateral Party” means Thermadyne Welding Products Canada, Limited.

“Canadian Guarantee” means that certain Canadian Guarantee dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time) by and between the Canadian Collateral Party and the Agent, on behalf of itself and Lenders.

“Canadian Pledge Agreement” means that certain Canadian Pledge Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time) by and between the Canadian Collateral Party and the Agent, on behalf of itself and Lenders.

“Canadian Security Agreement” means that certain Canadian Security Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time) by and between the Canadian Collateral Party and the Agent, on behalf of itself and Lenders.

“Canadian Security Documents” means the Canadian Guarantee, Canadian Pledge Agreement, Canadian Security Agreement and Canadian Blocked Accounts Agreement.

“Canadian Subsidiaries” means each Subsidiary of any Borrower organized under the laws of Canada or any province of Canada.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, plus, without duplication, cash investments in Foreign Subsidiaries.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.6.

“Certificate of Exemption” has the meaning ascribed to it in Section 1.13(c).

“Change of Control” means any of the following:  (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934), other than Angelo, Gordon & Co. or the High Yield Note Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) a “Change of Control” as defined in the Indenture.

“Chapter 11 Cases” means, the cases under Chapter 11 of the Bankruptcy Code commenced by, among others, the Borrowers, styled In re Thermadyne Holdings Corporation, et al., Chapter 11 Case No. 01-52840-399, Jointly Administered filed in the Bankruptcy Court.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Closing Date” means November 22, 2004.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York, for the Australian Collateral Party or any events in Australia, means the Corporations Act (Commenwealth) and for the Canadian Collateral Party or any event in Canada means the Personal Property Security Act (Ontario), and for the UK Collateral Party or any events in the United Kingdom, means the Companies Act 1985 (as amended from time to time) and all other laws that govern or otherwise impact the creation, registration, perfection or enforceability of security over Collateral located in the United Kingdom; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreement, the Trademark Security Agreement, the UK Security Documents, the Australian Security Documents, the Canadian Security Documents and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations, including but not limited to, those agreements entered into under the Initial Credit Agreement and Prior Credit Agreement.

“Collateral Parties” means, collectively, the Borrowers, the Australian Collateral Party, the Canadian Collateral Party and the UK Collateral Party.

“Collection Account” means that certain account of Agent, account number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment Termination Date” means the earliest of (a) the fifth anniversary of the Closing Date, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on Annex J to this Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment, which commitment shall be Ninety One Million Three Hundred Thousand Dollars ($91,300,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate to be executed and delivered from time to time by Borrower Representative in the form attached to this Agreement as Exhibit C.

“Confirmation Order” means that the Confirmation Order filed in the Bankruptcy Cases on April 3, 2003.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Copyright License” means rights under any written agreement now owned or herein after acquired by any Credit Party granting any right to use any Copyright.

“Copyright Security Agreements” means those certain Copyright Security Agreements dated as of May 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and works of authorship (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Holdings, MECO Holdings, C&G Holdings, each Borrower, each domestic Subsidiary of a Borrower, the Australian Collateral Party, Duxtech Pty Ltd. (ACN 007 211 190), Thermadyne Australia Pty Ltd. (ACN 071 843 028), Quetala Pty. Ltd. (ACN 007 246 862), Quetack Pty. Ltd. (ACN 007 226 575), the Canadian Collateral Party and the UK Collateral Party.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Delayed Draw Term Loan” has the meaning ascribed thereto in Section 1.1(c).

“Delayed Draw Term Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of each of the Delayed Draw Term Loan (each as set forth on Annex J) in the maximum aggregate amount set forth in Section 1.1(c) or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loans.  The Delayed Draw Term Loan Commitment with respect to each Term Loan shall reduce automatically by the amount prepaid or repaid in respect of such Term Loan (but solely by the amount of such prepayment or repayment allocable to a Lender, for purposes of clause (a) of this definition).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to this Agreement.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$”  means lawful currency of the United States of America.

“Dollar Equivalent” means, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount of Dollars, as of any date of determination, into which such other currency can be converted in accordance with the terms hereof.

“Dynamics” has the meaning ascribed thereto in the preamble to this Agreement.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense (including commitment, agency and letter of credit fees) and deferred financing costs, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) the amount of any deduction to consolidated net income as the result of any grant to the management or employees of such Person or its Subsidiaries of any Stock or stock options, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vi) the accrual net of any payment in cash related to the net periodic post retirement benefits, (vii) losses from extraordinary items for such period, (viii) the non-cash portion of any non-recurring expenses, (ix) restructuring expenses related to, arising out of or in connection with the Chapter 11 Cases, (x) any non-recurring employee severance expenses and non-recurring cash expenses related to plant reorganizations, not to exceed $10,000,000 in the aggregate, incurred prior to January 1, 2005, (xi) the non-cash portion of any expense or loss attributable to any interest rate agreement or arrangement permitted under Section 6.3(a)(xii) in any such case prior to the termination or expiration of such agreement or arrangement and (xii) $8,900,000 of non-cash reserves to be recorded at December 31, 2003 related solely to the implementation of a new reserve methodology for Inventory and Accounts and implementation of an initial accrual for warranty obligations, plus or minus as applicable (d) the amount of cash received or expended in such period in respect of any amount which, under clauses (c)(viii) and (xii) above, was taken into account in determining EBITDA for such period or any prior period.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Eligible Consigned Inventory” shall mean Eligible Inventory of any Borrower on consignment (a) located in the United States, (b) at a location at which the aggregate book value of such Eligible Inventory is no less than $100,000, (c) with a consignee of such Borrower with respect to which the aggregate book value of such consigned Eligible Inventory is not less than $100,000, and (d) with respect to which Agent shall have received, in each case in form and substance satisfactory to Agent: (i) a valid consignment agreement or arrangement which is reasonably satisfactory to Agent is in place with respect to such Eligible Inventory; (ii) UCC searches against the consignee in those jurisdictions in which such Eligible Inventory is subject to consignment and the jurisdiction in which the consignee is organized or maintains its principal place of business and such other searches that the Agent deems necessary or appropriate; (iii)

UCC-1 financing statements between the consignee and such Borrower, as consignor, in form and substance satisfactory to Agent, which are duly assigned to Agent; (iv) a written notice to any lender to the consignee of the first priority security interest in such Eligible Inventory of Agent; and (v) an agreement in writing, in form and substance satisfactory to Agent, from the consignee, pursuant to which such consignee, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such consignee may, at any time, have against such Collateral, whether for processing, storage, breach of warranty (with respect to prior purchases) or otherwise, and agrees to permit Agent access to the premises of such consignee so as to remove such Collateral from such premises and acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and agrees to follow all instructions of Agent with respect thereto.

“Eligible In-Transit Inventory” means all raw materials and finished goods Inventory owned by Borrowers, the Australian Collateral Party or the UK Collateral Party and not covered by Letters of Credit, and which Inventory is in transit to one of the Borrowers’, the Australian Collateral Party’s or the UK Collateral Party’s facilities and which Inventory (a) has been paid for, unless the supplier (other than a supplier which is a Credit Party) has waived rights to stoppage in-transit and the law of the applicable jurisdiction where such supplier is located permits such waiver, (b) is owned by one of the Borrowers, the Australian Collateral Party or the UK Collateral Party, as applicable (c) is fully insured, (d) is subject to a first priority security interest in and lien upon such goods (and any insurance proceeds in respect thereof) in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers, the Australian Collateral Party or the UK Collateral Party), (e) is evidenced or deliverable pursuant to a valid and binding bill of lading (i) issued by a reputable shipping company or its accredited agent, (ii) bearing a description of the relevant Inventory either in general or particular terms, and (iii) made out to or otherwise endorsed in favour of the Borrowers, Australian Collateral Party or UK Collateral Party, as applicable, an original of which (together with any required number of non-negotiable copies) has been delivered to Agent or an agent acting on its behalf or designating Agent as consignee, (f) has been shipped by a Foreign Subsidiary of the Credit Parties or, in the case of the Australian Collateral Party and the UK Collateral Party, has been shipped by any other Credit Party organised or incorporated in a jurisdiction other than its respective jurisdiction of incorporation, and (g) is otherwise deemed to be “Eligible Inventory” hereunder.

“Enhanced Financial Covenants”  means the financial covenants set forth in Annex G.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations (including equivalent legislation and by-laws applicable in Australian federal, state and municipal jurisdictions), now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation) or human health and safety as it relates to environmental protection.  Environmental Laws include any applicable provision of the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all applicable regulations promulgated thereunder, and all applicable analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person in any jurisdiction, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release of a Hazardous Material at, on, in, under, to or from any real or personal property whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any applicable regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any Person that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (l) the loss of a Qualified Plan’s qualification or tax exempt status.

“European Account Debtors” means with regard to Accounts owing to the UK Collateral Party, Account Debtors whose principal place of business is located in any of Austria, Belgium, France, Finland, Germany Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain or Sweden, in each case to the extent that such countries remain member states of the European Union.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Existing Obligations” shall mean the “Obligations”, as defined in the Prior Credit Agreement.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated and consolidating income statements and balance sheets and consolidated statements of cash flows of Holdings and its Subsidiaries delivered in accordance with Section 3.4(a) and Annex E (subsections (a) and (c) only).

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on December 31st of each year.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued (without duplication) during such period (less any interest income received in cash during such period), plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period (other than that portion of such Capital Expenditures financed by lenders other than the Lenders hereunder), plus (d) income taxes paid or currently payable in cash with respect to such fiscal period.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Collateral Parties”  means, collectively, the Australian Collateral Party, the Canadian Collateral Party and the UK Collateral Party.

“Foreign Lender” has the meaning ascribed to it in Section 1.13(c).

“Foreign Subsidiary” shall mean a Subsidiary created or organized outside the United States or under the law of a jurisdiction other than the United States or any political subdivision thereof.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capital Lease Obligations, revolving credit and short-term debt, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons, but expressly excluding any obligation attributable to any hedging agreement related to currency values or commodity prices permitted under Section 6.3(a)(viii) or any interest rate agreement or arrangement permitted under Section 6.3(a)(xii).

“GAAP” means generally accepted accounting principles in the United States of America (or in the case of the Australian Collateral Party, Canadian Collateral Party and UK

Collateral Party, generally accepted accounting principles in Australia, Canada or the UK, respectively) consistently applied, as such term is further defined in Annex G to this Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Capital Fee Letter” means that certain letter, dates as of the date hereof, between GE Capital and Borrowers with respect to certain Fees to be paid by Borrowers to GE.

“German Account” means that certain account owned by the UK Collateral Party and held at Nassauische Sparkasse (Z. H. Peter Hasert, Karl Bosch Str. 10a, 65203 Wiesbaden, Germany).

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in any jurisdiction.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means any guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means each Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated as hazardous, toxic, pollutant, or words of similar meaning or effect, under any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“High Yield Notes” means the 9.25% Senior Subordinated Notes due 2014 issued by Holdings and guaranteed by the other Credit Parties pursuant to that certain Indenture dated as of February 5, 2004 (the “Indenture”) in an aggregate principal amount of $175,000,000.

“Holdings” means Thermadyne Holdings Corporation, a Delaware corporation.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.11(a).

“Indemnified Person” has the meaning ascribed to in Section 1.11.

“Indenture” has the meaning ascribed to it in the definition of “High Yield Notes”.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.  Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Industries” has the meaning ascribed thereto in the preamble to this Agreement.

“Initial Credit Agreement” means that certain Credit Agreement, dated as of February 5, 2004, by and among the Borrowers, Credit Parties (as defined therein), Agent and other Persons signatory thereto.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the date hereof by and among First Lien Agent, the First Lien Lenders, the Second Lien Agent and the Second Lien Lenders (as each such term is defined therein).

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, without duplication, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement.

“International” has the meaning ascribed thereto in the preamble to this Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Inventory Appraisal” means the inventory appraisal delivered to Agent prior to the Closing Date setting forth the Net Orderly Liquidation Value of Inventory and each inventory appraisal in form and substance reasonably satisfactory to Agent delivered to Agent pursuant to Section 5.10.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Italian Subsidiary” means each Subsidiary of any Borrower organized under the laws of Italy.

“Joint Account” has the meaning ascribed to it in Annex C.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to it in Annex B.

“Lenders” means GE Capital, the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Leverage Ratio” means, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt (less all cash and cash equivalents on hand) as of any date of determination (including the average daily closing balance of the Revolving Loan for the thirty (30) days preceding and including any date of determination), to (b) EBITDA for the twelve months ending on that date of determination.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to this

Agreement and ending one, two or three months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           Borrower Representative shall select LIBOR Periods so that there shall be no more than seven (7) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)           the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)           a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.10.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist (or previously delivered under the Initial Credit Agreement or Prior Credit Agreement) executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan, Term Loans and the Swing Line Loan.

“Loan Year” means each succeeding period of twelve consecutive months ending on an anniversary of the Prior Credit Agreement Closing Date.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Margin Stock” has the meaning ascribed to in Section 3.10.

“Master Disbursement Account” has the meaning ascribed to it in Annex C.

“Master Standby Agreement” means that certain Master Agreement for Standby Letters of Credit dated as of May 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) among Borrowers, as Applicant(s), and GE Capital, as issuer.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole (except, with regard to periods prior to the Prior Credit Agreement Closing Date, for matters relating to the Chapter 11 Cases and related proceedings), (b) any Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in losses, costs, damages, liabilities or expenditures in excess of $ 10,000,000 shall constitute a Material Adverse Effect.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“MECO Holdings” means MECO Holding Company, a Delaware corporation.

“Mortgaged Property” means that certain property located at 73 Gower Street, Preston VICTORIA 3072 referred to in the title records as CT Volume 10746 Folio 083.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate has or has had any obligation or liability, contingent or otherwise, is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Orderly Liquidation Value” means the proceeds of Inventory which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent Inventory Appraisal delivered to Agent and notified to Borrowers and the Lenders.

“NOLV Factor” means, as of the date of the Inventory Appraisal most recently received by Agent, the relationship between the book value of Inventory and the Net Orderly Liquidation Value, expressed as a percentage.  The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated Inventory Appraisal.

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(ii).

“Notes” means, collectively, the Revolving Notes, the Term Notes and the Swing Line Notes.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement or any of the other Loan Documents.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iii).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention that is claimed in an existing Patent.

“Patent Security Agreements” means those certain Patent Security Agreements dated as of May 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party or Foreign Subsidiary is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $1,000,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party or Foreign Subsidiary is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of this Agreement; (k) customary Liens and set-off rights in favor of banks maintaining accounts for the Credit Parties or other Foreign Subsidiaries, (l) other customary Liens imposed in the jurisdiction of a Foreign Subsidiary provided such Lien is not reasonably expected to have a material adverse effect on such Foreign Subsidiary and (m) Liens pursuant to the Second Lien Loan Documents solely to the extent securing Second Lien Loan Obligations.

“Person” means any individual, sole proprietorship, partnership, company, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate has or has had any obligation or liability, contingent or otherwise, maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Plan of Reorganization” means, that certain First Amended and Restated Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated January 17, 2003, filed in the Chapter 11 Cases including the First Amended and Restated Disclosure Statement filed in conjunction therewith.

“Pledge Agreements” means those certain Pledge Agreements dated as of May 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) by Holdings and each Borrower, pledging to Agent 100% of the Stock of all of their domestic Subsidiaries (other than Thermadyne Cylinder Co.) and 100% of the non-voting Stock and 65% of the voting Stock of all Foreign Subsidiaries directly owned by a domestic Credit Party and any pledge agreements entered into after the Closing Date by any Credit Party (as required by this Agreement of any other Loan Document).

“Prior Credit Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Prior Credit Agreement Closing Date” means February 5, 2004.

“Prior Loans” has the meaning ascribed thereto in the recitals to this Agreement.

“Pro Forma” means the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of August 31, 2004 after giving pro forma effect to the Related Transactions.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Processors Reserve” means, as of any date of determination, Reserves from time to time established at the Agent’s sole discretion based on amounts owing to one or more processors of a Collateral Party’s Inventory.

“Projections” means Holdings’ and its Subsidiaries’ projections as described in Section 3.4(b) hereto.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) prior to the Commitment Termination Date, (i) with respect to the Revolving Loan, the percentage obtained by dividing (A) the Revolving Loan Commitment of that Lender by (B) the aggregate Revolving Loan Commitments of all Lenders, (ii) with respect to the Term Loan A, the percentage obtained by dividing (A) the Term Loan A Commitment of that Lender by (B) the aggregate Term Loan A Commitment of all Lenders, (iii) with respect to the Delayed Draw Term Loan, the percentage obtained by dividing (A) the Delayed Draw Term Loan Commitment of that Lender by (B) the aggregate Delayed Draw Term Loan Commitment of all Lenders, and (iv) with respect to all Loans, the percentage obtained by dividing (A) the aggregate Commitments of that Lender by (B) the aggregate Commitments of all Lenders, in each case, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“ProTip” has the meaning ascribed thereto in the preamble to this Agreement.

“Qualified Plan” means a Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Related Transactions” means the borrowing under the Revolving Loan and the Term Loan on the Closing Date and the payment of all fees, costs and expenses associated therewith.

“Relationship Bank” has the meaning ascribed to it in Annex C.

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Rent Reserve” means, as of any date determination, a Reserve established at the Agent’s sole discretion for up to four (4) months rent owing under leases of any of the Collateral Parties with respect to locations as to which Agent has not received a landlord agreement in form and substance reasonably satisfactory to the Agent or otherwise waived such requirement, or as to which rent for such location is not current.

“Requisite Lenders” means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of all Loans; provided that so long as there are only two Lenders, Requisite Lenders shall mean all Lenders.

“Requisite Revolving Lenders” means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan; provided that so long as there are only two Revolving Lenders, Requisite Revolving Lenders shall mean all Revolving Lenders.

“Reserves” means (a) the Rent Reserve, (b) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (c) reserves established pursuant to Section 5.4(c), (d) reserves established to reflect UK Prior Claims, (e) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of the Collateral Parties that Agent may, in its reasonable credit judgment, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) and that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after the last day of the calendar month following such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to this Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Eighty Million Dollars ($80,000,000) on the Closing Date, as such amount may be further adjusted, if at all, from time to time in accordance with this Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Scheduled Installments” means, collectively, the Scheduled Installments A and Scheduled Installments B.

“Scheduled Installments A” has the meaning ascribed to it in Section 1.1(b).

“Scheduled Installments B” has the meaning ascribed to it in Section 1.1(c).

“Second Lien Credit Agreement” shall mean that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among Credit Suisse First Boston, the Borrowers and the other Persons signatory thereto, in the initial principal amount of $20,000,000, as amended by that certain Amendment No. 1 and Agreement, effective as of July 29, 2004 and that certain Amendment No. 2 and Joinder Agreement, dated as of the date hereof.

“Second Lien Loan Obligations” has the meaning ascribed to it in the Intercreditor Agreement.

“Second Lien Loan Documents” has the meaning ascribed to in the Intercreditor Agreement.

“Security Agreement” means that certain Security Agreement dated as of May 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

“Security Trustee” means the Agent acting in its capacity as security trustee pursuant to the UK Security Documents.

“Senior Notes” means the senior notes issued by Holdings on the Prior Credit Agreement Closing Date and guaranteed by other Credit Parties pursuant to the Plan of Reorganization in an aggregate principal amount of $180,000,000, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Senior Notes Agreement” means that certain Restated Credit and Guaranty Agreement dated as of May 23, 2003 among Holdings, the guarantors referred to therein, the new term lenders referred to therein and Deutsche Bank Trust Company Americas.

“Shipping Reserve” means, as of any date of determination, a Reserve established at the Agent’s sole discretion for shipping and related costs related to Eligible In-Transit Inventory.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent”  means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; and (e) with respect to such Person incorporated under the laws of England and Wales only, a Person that is not “unable to pay its debts”.  In this context, “unable to pay its debts” means that there are no grounds on which such Person would be deemed unable to pay its debts (as defined in Section 123(1) of the United Kingdom Insolvency Act 1986 (as amended by the United Kingdom Enterprise Act 2002)) or on which a court would be satisfied that the value of such Person’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities (as such term would be construed for the purposes of Section 123(2) of the United Kingdom Insolvency Act 1986 (as amended by the United Kingdom Enterprise Act 2002)).  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Stoody” has the meaning ascribed thereto in the preamble to this Agreement.

“South African Subsidiary” means each Subsidiary of any Borrower organized under the laws of South Africa.

“Subordinated Debt” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supermajority Revolving Lenders” means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations; provided that so long as there are only two Lenders, Supermajority Revolving Lenders shall mean all Lenders.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to this Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).

“Taxes” means taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, excluding franchise taxes and taxes imposed on or measured by the net income or overall gross receipts of

Agent or a Lender or an L/C Issuer or similar taxes imposed on Agent or a Lender or an L/C Issuer by the jurisdictions under the laws of which such Agent or such Lender or such L/C Issuer, as applicable, is organized, conducts business or has a present or former connection or any political subdivision thereof.

“Term Lenders” means those Lenders having a Term Loan Commitment.

“Term Note(s)” has the meaning ascribed to in Section 1.1(b).

“Term Loan A” has the meaning ascribed to it in Section 1.1(b).

“Term Loans” has the meaning ascribed to in Section 1.1(c).

“Term Loan Commitment” means the Delayed Draw Term Loan Commitment and the Term Loan A Commitment, as applicable.

“Term Loan A Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of each of the Term Loan A (each as set forth on Annex J) in the maximum aggregate amount set forth in Section 1.1(b) or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loans.  The Term Loan A Commitment with respect to each Term Loan shall reduce automatically by the amount prepaid or repaid in respect of such Term Loan (but solely by the amount of such prepayment or repayment allocable to a Lender, for purposes of clause (a) of this definition).

“Term Note” has the meaning ascribed to it in Section 1.1(b)(i).

“Term Notes” means, collectively, the Term A Notes and the Term B Notes.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under this Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under this Agreement.

 “Thermal Arc” has the meaning ascribed thereto in the preamble to this Agreement.

“Title IV Plan” means a Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC.

“Trademark Security Agreements” means those certain Trademark Security Agreements dates as of May 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, trade dress, service marks, logos, and other source or business identifiers (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Tweco” has the meaning ascribed thereto in the preamble to this Agreement.

“Tweco Mexico” has the meaning ascribed to it in Section 5.9.

“UK Collection Accounts” means the collection accounts opened in the name of the UK Collateral Party in accordance with the terms of and as further defined in the UK Debenture.

“UK Collateral Party” means Thermadyne Industries Limited registered in England and Wales with company number 01144214.

 “UK Debenture” means the debenture dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time) between the UK Collateral Party and the Agent.

“UK Prior Claims” means (a) the Dollar equivalent amount equal to £600,000 in British Pounds Sterling, being the amount subject to unsecured creditor dilution pursuant to the United Kingdom Insolvency Act 1986 (as amended by the United Kingdom Enterprise Act 2002) or such other amounts as may be specified from time to time as a matter of English law plus (b) an amount determined by the Agent from time to time representing an estimate of potential prior ranking capital gains or other taxes.

“UK Security Documents” means, together the UK Debenture and the UK Share Charge.

 “UK Share Charge” means the charge over shares dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time) between Victor and the Agent.

“UK Subsidiary” means any Subsidiary organized under the laws of the United Kingdom.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“U.S. Lender” has the meaning ascribed to it in Section 1.13(c).

“Victor” has the meaning ascribed thereto in the preamble to this Agreement.

“Victor Mexico” has the meaning ascribed to it in Section 5.9.

Rules of construction with respect to accounting terms used in this Agreement or the other Loan Documents shall be as set forth in Annex G.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance. Subject to the terms and conditions of this Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for such Borrower’s account and guaranteed by Agent; provided that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below.  The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Twenty Five Million Dollars ($25,000,000) (the “L/C Sublimit”) and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan.  No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b)           (i)            Advances Automatic; Participations.  In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of this Agreement regardless of whether an Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with this Agreement.  The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii)           If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance.  Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Credit Advances.

(c)           Cash Collateral.

(i)            If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement, including Section 8.2 of this Agreement, prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower.  Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent.  The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent.  Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.  This Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii)           If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its reasonable discretion.

(iii)          From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

(iv)          No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.  Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(d)           Fees and Expenses.  Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date.  In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.  Notwithstanding anything to the contrary set forth herein, Borrowers shall not pay to Agent for the benefit of Revolving Lenders or to any L/C Issuer any amount pursuant to this clause (d) with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, the indemnification for which shall be governed solely and exclusively by Section 1.13 of this Agreement.

(e)           Request for Incurrence of Letter of Credit Obligations.  Borrower Representative shall give Agent at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit (as applicable), attached hereto.  Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(f)            Obligation Absolute.  The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)            any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii)           the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)           any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)          the fact that a Default or an Event of Default has occurred and is continuing.

(g)           Indemnification; Nature of Lenders’ Duties.

(i)            In addition to amounts payable as elsewhere provided in this Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than (i) to the extent solely as a result of the gross negligence or willful misconduct of Agent, L/C Issuer or such Lender (as finally determined by a court of competent jurisdiction) or (ii) with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, or any liabilities with respect thereto, the indemnification for which shall be governed solely and exclusively by Section 1.13 of this Agreement.

(ii)           As between Agent, L/C Issuer and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that in the case of any payment by Agent or L/C Issuer under any Letter of Credit or guaranty thereof, Agent or L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent, L/C Issuer or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s, L/C Issuer’s or any Lender’s rights or powers hereunder or under this Agreement.

(iii)          Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including a Master Standby Agreement entered into with Agent.

ANNEX D (Section 2.1(a))

to

CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of this Agreement, pursuant to Section 2.1(a), the items set forth on the closing checklist attached hereto must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined therein shall have the meaning ascribed thereto in Annex A to this Agreement)

D-1

ANNEX E (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)           Monthly Financials.  To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related consolidated and consolidating statement of income and consolidated statement of cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments).  Such financial information shall be accompanied by a certification of the Chief Financial Officer of Borrower Representative that (x) such financial information presents fairly in all material respects in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (y) any other information presented is true, correct and complete in all material respects and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.  In addition, the financial information for the last month of each Fiscal Quarter shall be accompanied by (A) a Compliance Certificate and (B) a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(b)           Operating Plan. To Agent and Lenders, as soon as available, but not later than ten (10) Business Days after the end of each Fiscal Year (except for the operating plan for the Fiscal Year ending December 31, 2005, which shall be delivered by January 31, 2005) an annual operating plan for Holdings and its Subsidiaries, on a consolidated and consolidating basis, approved by the Board of Directors of Holdings and its Subsidiaries, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(c)           Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent.  Such Financial Statements shall be accompanied by (i) a reconciliation of the Compliance Certificate previously delivered in connection with the financial statements for December of each year, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that an Event of Default has occurred with respect to the Financial Covenants (or specifying those Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in all material respects in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

(d)           Management Letters.  To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(e)           Default Notices.  To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(f)            SEC Filings and Press Releases.  To Agent and Lenders, promptly upon there becoming available, copies of:  (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(g)           Subordinated Debt and Equity Notices.  To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit

Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(h)           Supplemental Schedules.  To Agent, supplemental disclosures, if any, required by Section 5.6.

(i)            Litigation.  To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

(j)            Insurance Notices.  To Agent, disclosure of losses or casualties required by Section 5.4.

(k)           Lease Default Notices.  To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained and (iii) such other notices or documents as Agent may reasonably request.

(l)            Lease Amendments.  To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

(m)          Hedging Agreements.  To Agent, within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(n)           Good Standing Certificates.  Not less frequently than once during each calendar quarter, each Credit Party shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing, certificate of compliance, certificate of status or other comparable certification from its jurisdiction of incorporation or organization.

(o)           Borrowing Base Certificate.  To Agent, concurrently with the delivery of the monthly financial statements delivered pursuant to clause(a) of this Annex E, a Borrowing Base Certificate.

(p)           Other Documents.  To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a)           To Agent, upon its request, and in any event no less frequently than ten (10) Business Days after the end of each Fiscal Month (except that the October, 2004 report shall not be due until November 30, 2004) (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Month:

(i)            a Borrowing Base Certificate with respect to each Collateral Party, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           with respect to each Collateral Party, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii)          with respect to each Collateral Party, a monthly aging summary showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b)           To Agent, on a monthly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Collateral Party, including all additions and reductions (cash and non-cash) with respect to Accounts of such Collateral Party, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Collateral Party as of the last day of the immediately preceding week;

(c)           To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

(i)            a reconciliation of the Accounts trial balance of each Collateral Party to such Collateral Party’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a reconciliation of the perpetual inventory by location of each Collateral Party to such Collateral Party’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)          an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)          a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to the Borrowers general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(v) a detailed report of unpaid shipping and related charges that are owing or will be owing to shippers with respect to Eligible In-Transit Inventory reported on the Borrowing Base for such Fiscal Month;

(vi) a detailed report of the Inventory in-transit from the United States to Canada on the date thereof; and

(vii) a detailed report of any amounts payable to any of the Collateral Party’s consignee’s with respect to Eligible Consigned Inventory.

(d)           To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Collateral Party subject to the Federal Assignment of Claims Act of 1940 or the Financial Administration Act (Canada); and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency (in the United States of America or any other jurisdiction) in the prior Fiscal Quarter;

(e)           Each Collateral Party, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Collateral Party or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, each Collateral Party shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(f)            Each Collateral Party, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; provided, however, so long as no Default or Event of Default is continuing, Agent shall not obtain or request an appraisal as to any particular category of Collateral to be performed more than two times during any Year at Borrower’s expense;

(g)           Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion; and

(h)           The UK Collateral Party shall, immediately upon becoming aware of the same, provide the Agent with details in writing of any creditor of the UK Collateral Party whose terms of business include retention of title provisions.

ANNEX G (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

(a)           Financial Covenants. Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(i)            Maximum Capital Expenditures.  Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period

Fiscal Year 2003;	$18,000,000
Fiscal Year 2004;	$17,000,000
Fiscal Year 2005;	$17,000,000
Fiscal Year 2006;	$18,000,000
Fiscal Year 2007;	$18,000,000
Fiscal Year 2008;	$18,000,000
Fiscal Year 2009;	$18,000,000

;provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (i) 50% of the amount of permitted Capital Expenditures for the immediately prior period, and (ii) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year; provided, further, that the amount of Capital Expenditures for Fiscal Year 2003 and Fiscal Year 2004 shall not include up to $5,500,000 of Capital Expenditures made in connection with the expansion of the real property located in Denton, Texas to the extent financed with a Capital Lease.

(ii)           Minimum Fixed Charge Coverage Ratio.  Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarter ending on September 30, 2003, the period commencing on January 1, 2003 and ending on the last day of such Fiscal Quarter) of not less than the following:

1.10 for the Fiscal Quarter ending December 31, 2003;

1.10 for the Fiscal Quarter ending March 31, 2004;

1.05 for the Fiscal Quarter ending June 30, 2004;

1.00 for the Fiscal Quarter ending September 30, 2004;

0.90 for the Fiscal Quarter ending December 31, 2004;

0.925 for the Fiscal Quarter ending March 31, 2005;

0.95 for the Fiscal Quarter ending June 30, 2004;

1.05 for the Fiscal Quarter ending September 30, 2005;

1.10 for the Fiscal Quarter ending December 30, 2005; and

1.10 for each Fiscal Quarter ending thereafter.

(iii)          Minimum EBITDA.  Until such time as the Second Lien Loan Obligations have been paid in full in accordance with Section 6.3(b)(vi) or refinanced in accordance with Section 5.13, Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (or with respect to the Fiscal Quarter ending on September 30, 2003, the period commencing on January 1, 2003 and ending on the last day of such Fiscal Quarter) of not less than the following:

Period	EBITDA

Fiscal Quarter ending December 31, 2003	$48,000,000
Fiscal Quarter ending March 31, 2004	$46,500,000
Fiscal Quarter ending June 30, 2004	$47,600,000
Fiscal Quarter ending September 30, 2004	$47,000,000
Fiscal Quarter ending December 31, 2004	$46,000,000
Fiscal Quarter ending March 31, 2005	$46,000,000
Fiscal Quarter ending June 30, 2005	$46,000,000
Fiscal Quarter ending September 30, 2005	$49,600,000
Fiscal Quarter ending December 31, 2005	$53,360,000
Fiscal Quarter ending March 31, 2006	$55,440,000
Fiscal Quarter ending June 30, 2006	$57,600,000
Fiscal Quarter ending September 30, 2006	$59,760,000
Fiscal Quarter ending December 31, 2006	$61,070,000
Fiscal Quarter ending March 31, 2007	$60,175,000
Fiscal Quarter ending June 30, 2007	$60,650,000
Fiscal Quarter ending September 30, 2007	$61,125,000
Fiscal Quarter ending December 31, 2007	$61,600,000
Fiscal Quarter ending March 31, 2008	$62,075,000
Fiscal Quarter ending June 30, 2008	$62,550,000
Fiscal Quarter ending September 30, 2008	$63,025,000
Fiscal Quarter ending December 31, 2008
and for each Fiscal Quarter ending thereafter	$63,500,000

(iv)          Maximum Leverage Ratio.  Until such time as the Second Lien Loan Obligations have been paid in full in accordance with Section 6.3(b)(vi) or refinanced in accordance with Section 5.13 (provided, however, that if after such payment in full or refinancing, Borrowing Availability is at any time less than $15,000,000 this Financial Covenant shall be reinstated until the Commitment Termination Date), Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended (or with respect to the Fiscal Quarter ending on September 30, 2003, the period commencing on January 1, 2003 and ending on the last day of such Fiscal Quarter) of not more than the following:

5.00 for the Fiscal Quarter ending December 31, 2003;

5.00 for the Fiscal Quarter ending March 31, 2004;

5.00 for the Fiscal Quarter ending June 30, 2004;

5.50 for the Fiscal Quarter ending September 30, 2004;

5.50 for the Fiscal Quarter ending December 31, 2004;

5.25 for the Fiscal Quarter ending March 31, 2005;

4.75 for the Fiscal Quarter ending June 30, 2005;

4.25 for the Fiscal Quarter ending September 30, 2005; and

4.00 for each Fiscal Quarter ending thereafter.

(b)           Enhanced Financial Covenants:

(i)            Minimum Fixed Charge Coverage Ratio.  Holdings and its Subsidiaries shall have, on a consolidated basis, a Fixed Charge Coverage Ratio for the 12-month period ending April 30, 2004 of not less than 1.25.

(ii)           Minimum EBITDA. Holdings and its Subsidiaries shall have, on a consolidated basis, EBITDA for the 12-month period ending April 30, 2004 of not less than $51,000,000.

(iii)          Maximum Leverage Ratio.  Holdings and its Subsidiaries shall have, on a consolidated basis, a Leverage Ratio for the 12-month period ending April 30, 2004 of not more than 4.25.

Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that this Agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.  “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions); (ii) changes in accounting principles concurred in by any Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments.  All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.  If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change.  If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.  For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

ANNEX I (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)        If to Agent or GE Capital, at:

General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

Attention:  Thermadyne, Account Manager

Telecopier No.:  (312) 419-7500

with a copy to:

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06927-5100

Attention:  Corporate Counsel - Commercial Finance

Telecopier No.: (203) 316-7889

(B)           If to any Borrower, to Borrower Representative, at:

Thermadyne Holdings Corporation

16052 Swingley Ridge Rd., Suite 300

Chesterfield, MO 63017

Attention: Chief Financial Officer

Telecopier No.: 636-728-3010

with copies to:

Thermadyne Holdings Corporation

16052 Swingley Ridge Rd., Suite 300

Chesterfield, MO 63017

Attention: General Counsel

Telecopier No.: 636-728-3011

and

Armstrong Teasdale LLP

One Metropolitan Square

Suite 2600 St. Louis, Missouri 63102

Attention: John L. Sullivan

Telecopier No.: 314-621-5065

I-1

ANNEX J (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

Lender

Revolving Loan Commitment	General Electric Capital Corporation
(including a Swing Line Commitment
of $1,000,000):
$80,000,000

Term Loan Commitments:

Term Loan A:
$9,250,000	General Electric Capital Corporation

Delayed Draw Term Loan:
$2,050,000	General Electric Capital Corporation

J-1

ANNEX K (from Section 13)

to

CREDIT AGREEMENT

Outstanding Principal Balance of Loans on the Closing Date

Revolving Loan	$
(includes aggregate Letter of Credit Obligations in the amount of $ )
Term Loan		$20,000,000
TOTAL	$

K-1

EXHIBIT 1.1(A)(I)

to

CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

                      ,

General Electric Capital Corporation,
for itself, as Lender, and as Agent
for Lenders

500 West Monroe Street

Chicago, Illinois 60661

Attention:                                         Thermadyne Holdings Corporation,
Account Manager

Ladies and Gentlemen:

The undersigned, Thermadyne Holdings Corporation, a Delaware corporation (“Borrower Representative”) refers to the Second Amended and Restated Credit Agreement, dated as of November 22, 2004 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the undersigned, the other persons named therein as Borrowers, the other Credit Parties signatory thereto, General Electric Capital Corporation, a Delaware corporation, for itself, as Lender, and as Agent for Lenders, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a)(i) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a)(i) of the Credit Agreement:

(i)                                                                                     The date of the requested Revolving Credit Advance is                     ,         .

(ii)                                                                                  The aggregate amount of the requested Revolving Credit Advance is $                        .

(iii)                                                                               The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of                 ].

(iv)                                                                              The requested Revolving Credit Advance is to be sent to:

[Name of Bank]
[City of Bank]
Beneficiary:
Account No.:  [number]
ABA No.:  [number]
Attn:  [name]

The undersigned hereby certifies that all of the statements contained in Section 2.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

THERMADYNE HOLDINGS CORPORATION, as Borrower Representative

By:
Name:
Title

EXHIBIT 1.1(a)(ii)

to

CREDIT AGREEMENT

FORM OF [SECOND AMENDED AND RESTATED] REVOLVING NOTE

New York, New York

$      ,      ,                             ,

FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), HEREBY PROMISES TO PAY to the order of                                                (“Lender”) and its registered assigns, at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 500 West Monroe, Chicago, Illinois, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                                DOLLARS AND                CENTS ($      ,      ,      ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE IS NOT A NOVATION OF BUT MERELY RESTATES AND RE-EVIDENCES ALL OF THE EXISTING PRINCIPAL OBLIGATIONS OUTSTANDING UNDER THAT CERTAIN AMENDED AND RESTATED REVOLVING NOTE, EXECUTED BY THE UNDERSIGNED IN FAVOR OF AGENT AND DATED AS OF FEBRUARY 5, 2004 (THE “PRIOR NOTE”).  NOTHING HEREIN OR IN THE CREDIT AGREEMENT SHALL DEEM THE EXISTING PRINCIPAL OBLIGATIONS OUTSTANDING UNDER THE PRIOR NOTE WHICH ARE BEING RE-EVIDENCED BY THIS INSTRUMENT TO HAVE BEEN PAID.  INTEREST ACCRUED UNDER THE PRIOR NOTE PRIOR TO THE DATE OF THIS REVOLVING NOTE REMAINS ACCRUED AND UNPAID UNDER THIS REVOLVING NOTE AND DOES NOT CONSTITUTE ANY PART OF THE PRINCIPAL AMOUNT OF THIS REVOLVING NOTE.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

THERMADYNE INDUSTRIES, INC.

By:
Name:
Title:

THERMAL DYNAMICS CORPORATION

By:
Name:
Title:

TWECO PRODUCTS, INC.

By:
Name:
Title:

VICTOR EQUIPMENT COMPANY

By:
Name:
Title:

C & G SYSTEMS, INC.

By:
Name:
Title:

STOODY COMPANY

By:
Name:
Title:

THERMAL ARC, INC.

By:
Name:
Title:

THERMADYNE INTERNATIONAL CORPORATION

By:
Name:
Title:

PROTIP CORPORATION

By:
Name:
Title:

EXHIBIT 1.1(c)

to

CREDIT AGREEMENT

FORM OF [AMENDED AND RESTATED] TERM NOTE

New York, New York

$      ,      ,                             ,

FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), jointly and severally, HEREBY PROMISES TO PAY to the order of                                                    (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 500 West Monroe, Chicago, Illinois, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                                        ($    ,      ,      ).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Term Note is one of the Term Notes issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference. Each Borrower shall be primarily liable for payments of the indebtedness evidenced hereby as set forth in Section 1.1(b) of the Credit Agreement as in effect from time to time and secondarily liable for the remainder of the indebtedness evidenced hereby as set forth in Section 12 of the Credit Agreement.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrowers, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

[THIS AMENDED AND RESTATED NOTE IS NOT A NOVATION OF BUT MERELY RESTATES AND RE-EVIDENCES ALL OF THE EXISTING PRINCIPAL OBLIGATIONS OUTSTANDING UNDER THAT CERTAIN TERM NOTE, EXECUTED BY THE UNDERSIGNED IN FAVOR OF AGENT AND DATED AS OF FEBRUARY 5, 2004 (THE “PRIOR NOTE”).  UNLESS OTHERWISE PROVIDED IN THE CREDIT AGREEMENT, NOTHING HEREIN OR IN THE CREDIT AGREEMENT SHALL DEEM THE EXISTING PRINCIPAL OBLIGATIONS OUTSTANDING UNDER THE PRIOR NOTE WHICH ARE BEING RE-EVIDENCED BY THIS INSTRUMENT TO HAVE BEEN PAID.  INTEREST ACCRUED UNDER THE PRIOR NOTE PRIOR TO THE DATE OF THIS TERM NOTE REMAINS ACCRUED AND UNPAID UNDER THIS TERM NOTE AND DOES NOT CONSTITUTE ANY PART OF THE PRINCIPAL AMOUNT OF THIS TERM NOTE.]

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

(Signature Pages Follow)

THERMADYNE INDUSTRIES, INC.

By:
Name:
Title:

THERMAL DYNAMICS CORPORATION

By:
Name:
Title:

TWECO PRODUCTS, INC.

By:
Name:
Title:

VICTOR EQUIPMENT COMPANY

By:
Name:
Title:

C & G SYSTEMS, INC.

By:
Name:
Title:

STOODY COMPANY

By:
Name:
Title:

THERMAL ARC, INC.

By:
Name:
Title:

THERMADYNE INTERNATIONAL CORP.

By:
Name:
Title:

PROTIP CORPORATION

By:
Name:
Title:

EXHIBIT 1.1(d)(ii)

to

CREDIT AGREEMENT

FORM OF [SECOND AMENDED AND RESTATED] SWING LINE NOTE

New York, New York

$      ,      ,                             ,

FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) and its registered assigns at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 500 West Monroe, Chicago, Illinois, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                        DOLLARS AND NO CENTS ($      ,      ,      ) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note.

Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

THIS SECOND AMENDED AND RESTATED SWING LINE NOTE IS NOT A NOVATION OF BUT MERELY RESTATES AND RE-EVIDENCES ALL OF THE EXISTING PRINCIPAL OBLIGATIONS OUTSTANDING UNDER THAT CERTAIN AMENDED AND RESTATED SWING LINE NOTE, EXECUTED BY THE UNDERSIGNED IN FAVOR OF AGENT AND DATED AS OF FEBRUARY 5, 2004 (THE “PRIOR NOTE”).  UNLESS OTHERWISE PROVIDED IN THE CREDIT AGREEMENT, NOTHING HEREIN OR IN THE CREDIT AGREEMENT SHALL DEEM THE EXISTING PRINCIPAL OBLIGATIONS OUTSTANDING UNDER THE PRIOR NOTE WHICH ARE BEING RE-EVIDENCED BY THIS INSTRUMENT TO HAVE BEEN PAID.  INTEREST ACCRUED UNDER THE PRIOR NOTE PRIOR TO THE DATE OF THIS SWING LINE NOTE REMAINS ACCRUED AND UNPAID UNDER THIS SWING LINE NOTE AND DOES NOT CONSTITUTE ANY PART OF THE PRINCIPAL AMOUNT OF THIS SWING LINE NOTE.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

THERMADYNE INDUSTRIES, INC.

By:
Name:
Title:

THERMAL DYNAMICS CORPORATION

By:
Name:
Title:

TWECO PRODUCTS, INC.

By:
Name:
Title:

VICTOR EQUIPMENT COMPANY

By:
Name:
Title:

C & G SYSTEMS, INC.

By:
Name:
Title:

STOODY COMPANY

By:
Name:
Title:

THERMAL ARC, INC.

By:
Name:
Title:

THERMADYNE INTERNATIONAL CORPORATION

By:
Name:
Title:

PROTIP CORPORATION

By:
Name:
Title:

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$

Term Loan	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -$	$

Total	$

All determined as of the Effective Date.